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                     CONFIGURABLE POSTSCRIPT(R) INTERPRETER

                              OEM LICENSE AGREEMENT

                                     BETWEEN

                        AMIABLE TECHNOLOGIES INCORPORATED

                                       AND

                           ADOBE SYSTEMS INCORPORATED

                         EFFECTIVE DATE February 7, 1997
                                        ----------------

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                           ADOBE SYSTEMS INCORPORATED

                      CONFIGURABLE POSTSCRIPT INTERPRETER
                             OEM LICENSE AGREEMENT

                               TABLE OF CONTENTS

Paragraph         Description                                               Page
---------         -----------                                               ----

         RECITALS .............................................................1

         AGREEMENT ............................................................1

1.       DEFINITIONS ..........................................................1
         1.1      Adobe Information ...........................................1
         1.2      Adobe Software ..............................................2
         1.3      Adobe Trademarks ............................................2
         1.4      Bitmap Font .................................................2
         1.5      Coded Font Programs .........................................2
         1.6      Computer System .............................................3
         1.7      CPSI Application ............................................3
         1.8      CPSI Application Appendix ...................................3
         1.9      CPU .........................................................3
         1.10     Demonstration Program(s) ....................................3
         1.11     Designated Output Device(s) .................................3
         1.12     Documentation ...............................................3
         1.13     End User ....................................................4
         1.14     Hardware Upgrade ............................................4
         1.15     Internal Improvements .......................................4
         1.16     License Management Mechanism ................................4
         1.17     Licensed Software ...........................................4
         1.18     Licensed System .............................................4
         1.19     Licensed Use ................................................4
         1.20     Other Adobe-Supplied Software ...............................5
         1.21     PostScript Language Addendum ................................5
         1.22     PostScript Product Certification Test Suite .................5
         1.23     PPD File ....................................................5
         1.24     Remarketer ..................................................5
         1.25     Remarketer Product ..........................................5
         1.26     Software Upgrade ............................................5
         1.27     Subsidiary ..................................................5
         1.28     Trademark ...................................................6
         1.29     Typeface ....................................................6

2.       LICENSE GRANTS .......................................................6
         2.1      License to Sublicense Certain Software and Documentation ....6
         2.2      No Right to Source Software ................................10
         2.3      Conveyance of License Only .................................11
         2.4      Similar Products ...........................................11
         2.5      Reverse Engineering ........................................11


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         2.6      Software Upgrades ..........................................11
         2.7      OEM Remarketing ............................................12

3.       DEVELOPMENT, DELIVERY AND ACCEPTANCE ................................15
         3.1      Agreement on Future CPSI Applications ......................15
         3.2      Adobe Software Development .................................15
         3.3      Custom Product Development .................................15
         3.4      OEM-Loaned Equipment and Related Materials .................16
         3.5      PPD File ...................................................16
         3.6      Adobe Deliverables .........................................16
         3.7      OEM Modification ...........................................16
         3.8      Testing ....................................................17
         3.9      PostScript Language Addendum ...............................19
         3.10     OEM Training ...............................................19

4.       PROPRIETARY RIGHTS ..................................................19
         4.1      Adobe Ownership ............................................19
         4.2      Adobe Trade Secrets ........................................20
         4.3      Unauthorized Distribution or Copying .......................20
         4.4      No Modifications ...........................................20

5.       TERM OF AGREEMENT ...................................................20

6.       EXPORT ..............................................................21

7.       PAYMENTS ............................................................21
         7.1      CPSI Application Payments ..................................21
         7.2      Coded Font Program Royalties ...............................21
         7.3      Other Payments .............................................21
         7.4      Taxes ......................................................21
         7.5      Payment of Royalties .......................................22
         7.6      When Royalties Are Earned ..................................22
         7.7      Right of Audit .............................................22

8.       OEM SUPPORT .........................................................23

9.       COPYRIGHT AND OTHER NOTICES .........................................23
         9.1      Copyright Notices ..........................................23
         9.2      Restricted Rights ..........................................23
         9.3      Foreign Government Agreements ..............................24

10.      LICENSE TO USE ADOBE TRADEMARKS; NONGENERIC ADVERTISING .............24
         10.1     Trademark License ..........................................24
         10.2     Ownership of Trademarks ....................................25
         10.3     Quality Standards ..........................................25
         10.4     Infringement Proceedings ...................................25
         10.5     OEM's Use of Trademarks ....................................26
         10.6     Trademark Registrations ....................................26
         10.7     OEM's Rights to Sublicense Adobe Trademarks ................26

11.      WARRANTIES ..........................................................27
         11.1     Infringement ...............................................27
         11.2     Adobe Software Warranty ....................................28
         11.3     Limitations on Warranties ..................................29


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         11.4     No Support to Remarketers ..................................29

12.      INTERNAL IMPROVEMENTS ...............................................29
         12.1     Internal Improvements ......................................29
         12.2     Continuing Support .........................................29

13.      CANCELLATION ........................................................30
         13.1     Cancellation by Adobe for Cause ............................30
         13.2     Cancellation by OEM for Cause ..............................30
         13.3     Bankruptcy .................................................30
         13.4     Obligations on Cancellation, Termination or Expiration .....30

14.      LIMITATION OF LIABILITY .............................................31

15.      GENERAL .............................................................31
         15.1     Governing Law ..............................................31
         15.2     Notices ....................................................31
         15.3     Injunctive Relief ..........................................32
         15.4     No Agency ..................................................32
         15.5     Force Majeure ..............................................32
         15.6     Waiver .....................................................32
         15.7     Severability ...............................................32
         15.8     Headings ...................................................32
         15.9     Confidentiality of Agreement ...............................32
         15.10    No Patent License ..........................................33
         15.11    Assignment .................................................33
         15.12    Attorneys' Fees ............................................33
         15.13    Full Power .................................................33
         15.14    Forum ......................................................33
         15.15    Counterparts ...............................................33
         15.16    Entire Agreement ...........................................33

         SIGNATORIES .........................................................34


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                                    EXHIBITS

Title                                       Exhibit        Paragraph
-----                                       -------        Reference
                                                           ---------

Description of Adobe Software                  A           1.2, Exhibit F

Adobe Trademarks                               B           1.3

Coded Font Programs                            C           Recitals, 1.5, 1.5.1,
                                                           1.5.2, 1.26, 2.1.1,
                                                           10.1, 10.2, Exhibit F

Reproduction Locations                         D           2.1.1, 2.1.2, 2.1.5,
                                                           2.1.6, 2.1.9

Minimum Terms of End User Agreement            E           2.1.10

Sample Form of CPSI Application Appendix       F           3.1

Authorized Remarketers                         G           2.7.1


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                           ADOBE SYSTEMS INCORPORATED

                      CONFIGURABLE POSTSCRIPT INTERPRETER
                             OEM LICENSE AGREEMENT

      This Agreement is between Adobe Systems Incorporated, a California corporation having a place of business at 345 Park Avenue, San Jose, CA 95110-2704 ("Adobe"), and Amiable Technologies Incorporated, a Philadelphia corporation, having a place of business at International Plaza Two, Suite 625, Philadelphia, PA 19113-1518 ("OEM") and is effective as of _________________.

                                   RECITALS:

      A. Adobe owns certain computer programs, known collectively as the Configurable PostScript Interpreter software, which converts the PostScript language text into a raster image to control raster devices such as CRT displays, dot-matrix printers, laser printers, and phototypesetters. (Adobe and PostScript are trademarks of Adobe registered in the United States.)

      B. Adobe also has rights to the Roman Initial Installation Coded Font Programs identified in Exhibit C ("Coded Font Programs") hereto and the Roman Additional Coded Font Programs, if any, and Other Coded Font Programs, if any, identified in the applicable CPSI Application Appendix.

      C. OEM wishes to license the object code of the Configurable PostScript Interpreter software and the Coded Font Programs for incorporation in mutually agreeable OEM application programs for use in mutually agreeable computer system environments.

      OEM and Adobe therefore agree as follows:

                                   AGREEMENT:

      1. DEFINITIONS.

            1.1 Adobe Information. "Adobe Information" shall mean the Adobe Software, Other Adobe-Supplied Software, Coded Font Programs, Demonstration Program(s), PostScript Product Certification Test Suite, Bitmap Fonts, Typefaces, Trademarks, Documentation and the Adobe Trademarks.


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            1.2 Adobe Software. "Adobe Software" shall mean (i) the computer programs known collectively as the Configurable PostScript Interpreter software as provided by Adobe to OEM hereunder and without any OEM modifications or additions thereto, but not including the Demonstration Program(s), (ii) any other software programs identified in Exhibit A ("Description of Adobe Software") or designated as "Adobe Software" in any CPSI Application Appendix hereto, and (iii) any corrections, changes, alterations or enhancements to the Adobe Software, including Internal Improvements, supplied by Adobe to OEM pursuant to the terms hereof or any corrections or updates to the Adobe Software supplied to OEM by Adobe under the terms of a Continuing Support Agreement between the parties.

            1.3 Adobe Trademarks. "Adobe Trademarks" shall mean (i) the trademarks, stylistic marks and distinctive logotypes set forth in Exhibit B ("Adobe Trademarks"), and (ii) other marks and logotypes as Adobe may from time to time designate during the term of this Agreement.

            1.4 Bitmap Font. "Bitmap Font" shall mean the applicable digitally encoded machine readable data in bitmap form for screen display and having a resolution of less than 150 dots per inch in the plurality of sizes then currently available from Adobe for a single Typeface in Macintosh format only delivered by Adobe to OEM for use with the associated Coded Font Program.

            1.5 Coded Font Programs. "Coded Font Programs" shall mean the Roman Initial Installation Coded Font Programs, Roman Additional Coded Font Programs, if any, and Other Coded Font Programs, if any, encoded in a special format (as specified in Exhibit C ("Coded Font Programs") or in the applicable CPSI Application Appendix hereto) and in encrypted form for delivery to OEM. The term Coded Font Programs does not include any Roman Initial Installation Coded Font Programs, Roman Additional Coded Font Programs or Other Coded Font Programs which Adobe is not entitled to license to Adobe's OEM customers; provided, however, that such limitation does not apply to the Coded Font Programs identified in Exhibit C ("Coded Font Programs") or in any CPSI Application Appendix.

                  1.5.1 Roman Initial Installation Coded Font Programs. "Roman Initial Installation Coded Font Programs" shall mean the digitally encoded machine readable outline programs for the Typefaces identified in Exhibit C ("Coded Font Programs") or in a CPSI Application Appendix hereto, and distributed for use as a part of a Licensed System.

                  1.5.2 Roman Additional Coded Font Programs. "Roman Additional Coded Font Programs" shall mean the digitally encoded machine readable outline programs for the Roman Typefaces identified in Exhibit C ("Coded Font Programs") or in a CPSI Application Appendix hereto, and distributed for use as a part of a Licensed System.


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                  1.5.3 Other Coded Font Programs. "Other Coded Font Programs"
shall mean the Coded Font Programs (which may include, but are not limited to, Coded Font Programs for Japanese Typefaces), which are identified in a CPSI Application Appendix hereto, and which are distributed for use as a part of a Licensed System.

            1.6 Computer System. "Computer System" shall mean one (1) computer with operating system software, optional associated raster display and a Designated Output Device, all of which must be set forth in the applicable CPSI Application Appendix.

            1.7 CPSI Application. "CPSI Application" shall mean any mutually agreeable application program running in a Computer System environment, as identified in a CPSI Application Appendix hereto, which incorporates all or part of the Adobe Software.

                  1.7.1 CPSI Application Object. "CPSI Application Object" shall mean the object code version of a CPSI Application.

            1.8 CPSI Application Appendix. "CPSI Application Appendix" shall mean any CPSI Application Appendix to this Agreement pursuant to which an OEM will be using the Adobe Software to create a CPSI Application for use as part of a new Licensed System described therein.

            1.9 CPU. "CPU" shall mean a central processing unit.

            1.10 Demonstration Program(s). "Demonstration Program(s)" shall mean program(s), both in source and/or object code form, which are intended to provide OEM with an example of how to integrate the Adobe Software into an application program.

            1.11 Designated Output Device(s). "Designated Output Device(s)" shall mean any output device designated as such in a CPSI Application Appendix and which has been approved by Adobe for use in conjunction with the CPSI Application Object to generate output.

            1.12 Documentation. "Documentation" shall mean (i) the PostScript Language Reference Manual, Second Edition, as printed in English by Addison-Wesley, current as of April, 1991, or such other version of the PostScript Language Reference Manual as specified in a CPSI Application Appendix, (ii) the PostScript Language Addendum Template, (iii) the Configurable PostScript Interpreter Functional Specification, (iv) Supplement to the PostScript Language Reference Manual, (v) any other Documentation for Adobe Software identified in a CPSI Application Appendix hereto and (vi) any updates, enhancements, substitutions, replacements or modifications thereof delivered to OEM by Adobe during the term of this Agreement.


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            1.13 End User. "End User" shall mean a single individual using the
CPSI Application Object on a single Computer System for its ordinary and customary business or for personal purposes, and not for redistribution.

            1.14 Hardware Upgrade. "Hardware Upgrade" shall mean the installation of any hardware enhancement or replacement, with required software, to standard hardware features on a previously installed Licensed System or the installation of any optional hardware features, with required software, on a previously installed Licensed System.

            1.15 Internal Improvements. "Internal Improvements" shall mean modifications and enhancements to the Adobe Software which are designed by Adobe to correct or improve the performance of the Adobe Software and which are generally provided free of charge to Adobe's OEM customers, but shall not include Adobe Software with enhanced functionality marketed by Adobe as a separate product.

            1.16 License Management Mechanism. "License Management Mechanism" shall mean the software and/or hardware provided by OEM which controls and monitors access to the CPSI Application Object and Coded Font Programs to ensure that use thereof is limited to Licensed Uses.

            1.17 Licensed Software. "Licensed Software" shall mean the CPSI Application Object, Coded Font Programs, Bitmap Fonts and Other Adobe-Supplied Software, if any, which OEM may sublicense to its Remarketers solely as part of a Licensed System.

            1.18 Licensed System. "Licensed System" shall mean the Computer System, CPSI Application Object and Coded Font Programs.

            1.19 Licensed Use. "Licensed Use" shall mean the executing of the CPSI Application Object and Coded Font Programs in a single CPU on a Computer System under a license purchased by the End User. The number of Licensed Uses shall dictate the number of licenses required to be purchased by End Users and the royalties to be paid to Adobe hereunder. The total number of users concurrently executing the CPSI Application Object and Coded Font Programs in a single computing environment (whether as a standalone Computer System with one or more CPU's or in a network configuration with multiple Computer Systems) shall never exceed the number of licenses purchased by the End User.

                  1.19.1 Additional Licensed Use. "Additional Licensed Use" shall mean the addition of the CPSI Application Object and Coded Font Programs to an existing Licensed System to provide an additional Licensed Use supporting one or more Designated Output Devices.


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            1.20 Other Adobe-Supplied Software. "Other Adobe-Supplied Software"
shall mean any software, other than Adobe Software or Demonstration Program(s), identified in a CPSI Application Appendix hereto and any updates or modifications thereof delivered to OEM by Adobe during the term of this Agreement.

            1.21 PostScript Language Addendum. "PostScript Language Addendum" shall mean a supplement to the Documentation for each Licensed System to be written by OEM using the PostScript Language Addendum Template as a guide and with technical content approved by Adobe, that describes the features specific to a Licensed System and the means of accessing those features via the Adobe Software.

            1.22 PostScript Product Certification Test Suite. "PostScript Product Certification Test Suite" shall mean the test programs, procedures and accompanying documentation developed by Adobe, and subject to change by Adobe in its sole discretion, to be used by OEM to test implementations of Licensed Systems and CPSI Applications for conformity to the Documentation.

            1.23 PPD File. "PPD File" shall mean a human readable, machine parseable, PostScript printer description file containing device-specific information as to how to invoke the features of a particular Licensed System, as described in the "PostScript Printer Description File Specification" (which specification is available from Adobe and subject to change by Adobe, in its sole discretion, from time to time).

            1.24 Remarketer. "Remarketer" shall mean a third party specified by OEM and approved in writing by Adobe on a form similar to the attached Exhibit H ("Authorized Remarketers") and with whom OEM has entered into a written agreement containing, at a minimum, the terms and conditions set forth in Paragraph 2.7.2 ("Remarketer Agreement") authorizing such third party to distribute a Licensed System or Remarketer Product under the third party's label.

            1.25 Remarketer Product. "Remarketer Product" shall mean Remarketer's product bundled with the Licensed System as a single commercial product and approved in writing by Adobe on a form similar to the attached Exhibit H ("Authorized Remarketer").

            1.26 Software Upgrade. "Software Upgrade" shall mean both the CPSI Application Object and Coded Font Programs which are installed in a Licensed System already distributed under license in place of CPSI Application Object and Coded Font Programs previously installed in such Licensed System for the purpose of updating or enhancing a Licensed System.

            1.27 Subsidiary. "Subsidiary" shall mean any corporation, partnership or other entity as to which OEM (a) owns or controls, directly or


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indirectly, at least fifty percent (50%) by nominal value or number of units of the outstanding stock or of the outstanding stock conferring the right to vote at a general meeting, or (b) has the right to elect a majority of the Board of Directors or its equivalent, or (c) has the right, directly or indirectly, to appoint or remove the management.

            1.28 Trademark. "Trademark" shall mean the trademarks, if any, used by Adobe to identify the Coded Font Programs and Typefaces.

            1.29 Typeface. "Typeface" shall mean a human readable set of glyphs, including letters of the alphabet, upper and/or lower case, the numerals 0-9 and additional special characters and punctuation marks as may be offered by Adobe in conjunction with such letters and numerals of one typeface design and identified in Exhibit C ("Coded Font Programs") hereto or in any CPSI Application Appendix. Each weight or version of a single typeface design (such as Roman or Italic or in an expanded or condensed form) marketed by Adobe as a separate typeface will be considered a separate Typeface.

      2. LICENSE GRANTS.

            2.1 License to Sublicense Certain Software and Documentation.

                  2.1.1 Adobe Software. Adobe hereby grants to OEM a worldwide, non-exclusive, non-transferable license, during the term of this Agreement (subject to OEM's compliance with Paragraph 2.1.8 ("Limited Functional Scope of License") through Paragraph 2.1.12 ("Additional Protection Mechanism"), Paragraph 4.3 ("Unauthorized Distribution or Copying") and the other terms hereof), to use, and to reproduce (and have reproduced) only at the locations listed in Exhibit D ("Reproduction Locations") hereto, as amended from time to time, and to sublicense and distribute, directly and indirectly, through OEM's usual distribution channels, copies of the object code version of the Adobe Software only as part of a CPSI Application Object for use by End Users solely on or in conjunction with a Computer System comprising a Licensed System, as described in a CPSI Application Appendix. OEM agrees that any such distribution of the CPSI Application Object shall include at a minimum the Roman Initial Installation Coded Font Programs, as described in Exhibit C ("Coded Font Programs") hereto, or otherwise as specified in the applicable CPSI Application Appendix.

                  2.1.2 Coded Font Programs. Adobe hereby grants to OEM a worldwide, non-exclusive, non-transferable license, during the term of this Agreement (subject to OEM's compliance with Paragraph 2.1.8 ("Limited Functional Scope of License") through Paragraph 2.1.12 ("Additional Protection Mechanism"), Paragraph 4.3 ("Unauthorized Distribution or Copying") and the other terms hereof), (a) to use, and to reproduce (and have reproduced) only at the locations listed in Exhibit D ("Reproduction Locations") hereto, as amended from time to time, the Coded Font Programs provided by Adobe and to sublicense and distribute,


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directly and indirectly, through OEM's usual distribution channels, such Coded
Font Programs to End Users bundled with the CPSI Application Object solely for use as part of a Licensed System on the terms set forth herein; (b) to sublicense the Coded Font Programs to End Users for the reproduction and display of Typefaces on the applicable Licensed Systems; (c) to sublicense such End Users to reproduce and display Typefaces on the applicable Licensed System on which the Typefaces are licensed; (d) to use the Coded Font Programs to reproduce and display the Typefaces on the applicable Licensed Systems for purposes of test, evaluation, demonstration or development of applications; (e) to reproduce and display Typefaces on the applicable Licensed Systems for purposes of test, evaluation, demonstration or development of applications; and
(f) to use and to sublicense such End Users to use the Trademarks used by Adobe to identify the Coded Font Programs. OEM's license under this Paragraph 2.1.2 with respect to any particular Coded Font Program will terminate, and OEM shall no longer be entitled to distribute the corresponding Coded Font Program, upon termination of the agreement between Adobe and the owner of any Trademark, if any, pertaining to such Coded Font Program.

      OEM agrees that the Bitmap Fonts provided by Adobe will be distributed only in conjunction with the associated Coded Font Programs. OEM acknowledges that Bitmap fonts will be available in a limited number of point sizes and may not be available at all for some Coded Font Programs. All of the terms and conditions applicable to the Coded Font Programs herein, including, but not limited to, the grant of rights in this Paragraph 2.1.2 and in Paragraph 2.1.8 ("Limited Functional Scope of License") through Paragraph 2.1.10 ("End User Licensing") and Paragraph 2.5 ("Reverse Engineering") shall apply to the Bitmap Fonts. Notwithstanding the foregoing, so long as the Bitmap Fonts are distributed in conjunction with the Coded Font Programs, no additional royalty is due Adobe under the terms of Paragraph 7.5 ("Payment of Royalties") for distribution of the Bitmap Fonts.

                  2.1.3 Demonstration Program(s). Adobe hereby grants to OEM a worldwide, non-exclusive, non-transferable license, during the term of this Agreement (subject to OEM's compliance with Paragraph 2.1.8 ("Limited Functional Scope of License") through Paragraph 2.1.12 ("Additional Protection Mechanism"), Paragraph 4.3 ("Unauthorized Distribution or Copying") and the other terms hereof), to use the Demonstration Program(s) internally as a demonstration of how the Adobe Software may be used and to modify and create derivative works with the Demonstration Program(s), provided that any portion of the Demonstration Program(s) which is included in any derivative work is distributed in object code form only for use solely in conjunction with a Licensed System. Modifications made by OEM to the Demonstration Program(s), but not the original code supplied by Adobe hereunder, shall be the property of OEM; provided, however, that any portion of the Demonstration Program(s) which is included in any derivative work shall remain subject to the provisions of this Agreement.


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                  2.1.4 PostScript Language Addendum Template. Adobe hereby
grants to OEM a non-transferable, non-exclusive license, during the term of this Agreement and subject to the terms hereof, to use (but not reproduce) the single copy of the PostScript Language Addendum Template ("Template") supplied by Adobe to OEM hereunder solely as a guide for customizing and creating the PostScript Language Addendum for a specific Licensed System.

                  2.1.5 Other Adobe-Supplied Software. Adobe hereby grants to OEM a non-exclusive, non-transferable license, during the term of this Agreement and subject to the terms hereof, to use, and to reproduce only at the locations listed in Exhibit D ("Reproduction Locations") hereto, the Other Adobe-Supplied Software for the purpose specified in a CPSI Application Appendix hereto. If the purpose specified in a CPSI Application Appendix contemplates OEM distributing a portion or all of the Other Adobe-Supplied Software, then such grant of a license by Adobe to OEM under this Paragraph shall include a non-exclusive, non-transferable license to sublicense and distribute, directly and indirectly, through OEM's usual distribution channels, copies of the object code version of the Other Adobe-Supplied Software for use by End Users solely on or in conjunction with a Computer System comprising a Licensed System, as described in the applicable CPSI Application Appendix.

                  2.1.6 PostScript Product Certification Test Suite. During the term of this Agreement and subject to OEM's compliance with the terms of this Agreement, including the provisions in Paragraph 2.1.7 ("Nondisclosure") limiting disclosure and use to employees and independent contractors, Adobe hereby grants to OEM a non-exclusive, non-transferable license to internally use the PostScript Product Certification Test Suite only at the locations listed in Exhibit D ("Reproduction Locations") hereto for the sole purpose set forth in Paragraph 3.8.1 ("OEM Testing"). OEM agrees to refrain from modifying the PostScript Product Certification Test Suite without Adobe's prior written approval. OEM may make copies of the PostScript Product Certification Test Suite; however, OEM shall ensure that all copies (including originals) of the PostScript Product Certification Test Suite shall be restricted to use by personnel of OEM engaged in the development and testing of Licensed Systems and used for the sole purpose set forth in Paragraph 3.8.1 ("OEM Testing"). OEM shall ensure that all employees and independent contractors with access to the PostScript Product Certification Test Suite comply with the provisions in this Paragraph 2.1.6.

                  2.1.7 Nondisclosure. OEM agrees that it will disclose the Adobe Information only to employees and independent contractors with a need to know who have agreed in writing (i) not to disclose the Adobe Information to other parties, (ii) to use the Adobe Information for the sole benefit of OEM and only as permitted by this Agreement, and (iii) to take all reasonable precautions to prevent disclosure to other parties. OEM shall take all measures reasonably required, including prompt and appropriate action as required, to prevent unauthorized use


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or disclosure of Adobe Information by such authorized employees and independent contractors.

                  2.1.8 Limited Functional Scope of License. The licenses granted hereunder are limited to OEM's development and subsequent sublicensing of CPSI Application Object and Coded Font Programs and Other Adobe-Supplied Software, if any, to be used to generate raster images on Computer Systems. These licenses do not extend to the development or sublicensing of End User software that is used, directly or indirectly (a) to modify Coded Font Programs or Typefaces other than to convert them to the disk-based representation of a Coded Font Program, (b) to generate Coded Font Programs or Typefaces for use other than with a CPSI Application Object licensed hereunder, (c) to control the output from output devices other than those designated in the CPSI Application Appendix (the "Designated Output Devices") or (d) to generate output for more than one (1) Designated Output Device at a time unless OEM has issued an additional license to the End User and paid Adobe an additional per copy royalty in the amount specified in the applicable CPSI Application Appendix.

                  2.1.9 Subsidiaries and Contractors. This Agreement applies to OEM and to any Subsidiaries of OEM which agree with OEM in writing to be bound by the terms and conditions imposed on OEM hereunder. Notwithstanding the foregoing, OEM agrees to make all payments due Adobe under the terms of this Agreement. OEM agrees that reproduction of the CPSI Application Object and Coded Font Programs will only be done by OEM or its Subsidiaries or by OEM's contractors (for OEM's or its Subsidiaries' sole benefit) at the locations described in Exhibit D ("Reproduction Locations"). The exercise of any right granted under this Agreement by any such Subsidiary or the contractor of OEM or such Subsidiary is subject to OEM's guaranty of the performance by such Subsidiary and contractors of all of OEM's obligations hereunder.

                  2.1.10 End User Licensing. OEM shall take all steps necessary to ensure that each End User signs a copy of OEM's standard software license prior to receipt of a copy of the CPSI Application Object or otherwise accepts the CPSI Application Object subject to terms of a license agreement as described in this Paragraph 2.1.10. The terms of such license will be drafted so as to apply to the CPSI Application Object, Coded Font Programs, Bitmap Fonts and Other Adobe-Supplied Software, if any. In addition, such license will include terms and conditions substantially equivalent to those set forth in Exhibit E ("Minimum Terms of End User Agreement") to this Agreement. In the United States and in the other jurisdictions where an enforceable copyright covering the CPSI Application Object and Coded Font Programs exists, the software license specified above must be a written agreement in the package containing the CPSI Application Object, Other Adobe-Supplied Software and Coded Font Programs or the user documentation for the CPSI Application Object, Other Adobe-Supplied Software and Coded Font Programs that is fully visible to the End User and that the End User accepts by opening the package. In all other jurisdictions such software license must be a


12/05/96ljm   Amiable Technologies Inc. - CPSI OEM AGREEMENT                   9
written agreement signed by the End User. OEM agrees it shall be deemed to have materially breached this Agreement if it (a) fails to use its best efforts to enforce the corresponding provisions of End User Agreements set forth in Exhibit E ("Minimum Terms of End User Agreement"), (b) distributes versions of CPSI Application Object or other software that facilitates End User violation of these limitations, or (c) otherwise licenses End Users so as to expand the rights granted herein or reduce the obligations required hereby.

                  2.1.11 Protection Mechanisms. OEM shall employ in conjunction with the CPSI Application Object and Coded Font Programs licensed hereunder, copy protection, serialization, encryption or any other License Management Mechanism to restrict or monitor unauthorized use of application software, as required by Adobe and as specified in the applicable CPSI Application Appendix. If no standard for protection is specified, OEM shall ensure that the CPSI Application Object and Coded Font Programs are encrypted, and, in the case of Other Coded Font Programs for Japanese Typefaces, copy protected as well.

                  2.1.12 Additional Protection Mechanism. The parties acknowledge that the Licensed System may be in a network environment with the CPSI Application Object and Coded Font Programs located on a server. OEM shall employ a License Management Mechanism which permits the End User access to the CPSI Application Object and Coded Font Programs only if such use constitutes a Licensed Use, as that term is defined herein, and thus is covered by a license purchased by the End User from OEM. In the event that it comes to Adobe's attention that the License Management Mechanism has been violated and Adobe reasonably believes that there is unlicensed use of the CPSI Application Object and Coded Font Programs, OEM will use best efforts to supply a new License Management Mechanism within thirty (30) days after OEM receives notification of such violation. Should Adobe be able to demonstrate failure of the License Management Mechanism to reasonably prevent unlicensed use of the CPSI Application Object and Coded Font Programs, OEM will immediately stop shipment of the CPSI Application Object and Coded Font Programs until corrective measures can be taken. One license is required for each concurrent Licensed Use of the CPSI Application Object and Coded Font Programs.

                  2.1.13 LZW Patent Notice. OEM shall include a notice that the Licensed System includes an implementation of LZW licensed under U.S. Patent 4,558,302. This notice must be displayed on OEM's product packaging, End User License Agreement or Licensed System documentation in a location reasonably visible to the End User.

            2.2 No Right to Source Software. OEM specifically acknowledges that no rights are granted to it hereunder to the human readable, source code versions of the Adobe Software, Other Adobe-Supplied Software, Coded Font Programs or Demonstration Program(s) provided in object code form only, except that if Demonstration Program source material is provided hereunder, OEM agrees


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

to treat such material as confidential information of Adobe to be protected by OEM from disclosure to any third parties.

            2.3 Conveyance of License Only. This Agreement grants OEM a license to the Adobe Information only and only such rights as are specifically enumerated herein. No other right, title, or interest in the Adobe Information is hereby conveyed to OEM.

            2.4 Similar Products. OEM acknowledges that Adobe is currently, and will in the future, develop and acquire other software, including software based on the Adobe Software; that such existing or planned software independently developed or acquired by Adobe may contain ideas and concepts similar to those in the CPSI Application; and that, over time, Adobe's employees may gain familiarity, pursuant to this Agreement, with such general concepts and ideas. Therefore, OEM agrees that Adobe shall not be precluded from developing, acquiring or distributing software or other products containing such ideas and concepts for any purpose, without obligation to OEM.

            2.5 Reverse Engineering. OEM agrees that it will not reverse engineer, reverse compile, disassemble or otherwise attempt to create source code which is derived from the Adobe Software, Other Adobe-Supplied Software or Coded Font Programs or Demonstration Program(s) provided in object code form. OEM further agrees that the object code version of the Adobe Software licensed from Adobe is intended to be used as an integral part of the CPSI Application to be developed by OEM and OEM will take all reasonable precautions to prevent its customers from extracting the Adobe Software from the CPSI Application with which it is combined and distributed.

            2.6 Software Upgrades. Notwithstanding the terms of Paragraph 2.1 ("License to Sublicense Certain Software and Documentation"), Adobe grants OEM the right to distribute Software Upgrades either directly to End Users or through its normal distribution channels, provided that:

                  (i) The media containing the prior version of the CPSI Application Object and Coded Font Programs are either (i) promptly destroyed, or
(ii) returned to the factory where they were manufactured, by OEM or its Subsidiary, subject to its Subsidiary providing assurance in writing to OEM that the CPSI Application Object and Coded Font Programs have been destroyed or returned to the factory where they were manufactured, and immediately accrue a new royalty when such CPSI Application Object and Coded Font Programs are shipped as part of a new Licensed System. OEM is obligated to account for and pay Adobe the Licensed Use royalties and Coded Font Program royalties described in the applicable CPSI Application Appendix for any of the replaced CPSI Application Object and Coded Font Programs which are not destroyed pursuant to this subparagraph; and


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                  (ii) OEM keeps records of the number of such Software Upgrades reproduced and distributed either directly or indirectly through its Subsidiary and supplies Adobe with copies of such records upon request; and

                  (iii) OEM agrees that written records on the use and disposition of the Software Upgrades shall be maintained by OEM and its Subsidiary ("Service Records"), and OEM agrees to make or require its Subsidiaries to make such Service Records available to Adobe upon request within ninety (90) days thereafter; and further, such Service Records shall be supplied to Adobe in sufficient detail to allow Adobe to reasonably ascertain for itself the use and disposition of Software Upgrades; and

                  (iv) OEM shall account for each shipment of Software Upgrades in the reports submitted under Paragraph 7.5 ("Payment of Royalties") of the Agreement either as a royalty-bearing event or as a royalty-free distribution, and, accordingly, pay the Software Upgrade royalties as described in the applicable CPSI Application Appendix. However, if OEM fails to comply with the requirements set forth in Subparagraphs (i), (ii) and (iii) of this Paragraph
2.6 ("Software Upgrades"), OEM shall pay Adobe the Licensed System royalties and Coded Font Program royalties described in the applicable CPSI Application Appendix for such Software Upgrades distributed by OEM.

            2.7 OEM Remarketing

                  2.7.1 License Grant.

                        (i) Licensed Software. Adobe hereby grants OEM, a worldwide, non-exclusive, non-transferable license during the term of this Agreement, and subject to the conditions of this Agreement, to sublicense its Remarketers to market, use, sell and otherwise distribute under Remarketer's trademarks the Licensed Software solely as part of a Licensed System, and optionally, to distribute a Licensed System with a Remarketer Product, to Remarketer's End Users; provided that (a) Remarketers shall have no further right to sublicense such rights; and (b) Remarketers shall have no right to alter, reproduce, make copies, or manufacture any portion of the Licensed Software contained in the Licensed System, distribute the Licensed Software for use with other than a Licensed System, alter the functionality or replace any portion of the Licensed System manufactured by or for OEM and supplied by OEM to Remarketer, or distribute a Remarketer Product without first obtaining the prior written approval of Adobe, which approval will not be unreasonably withheld.

                        (ii) PostScript Language Addendum. Adobe hereby grants to OEM a worldwide, non-exclusive, non-transferable license during the term of this Agreement, and subject to the conditions of this Agreement, to sublicense its Remarketers to reproduce, market, use, sell and otherwise distribute under Remarketer's trademarks Adobe's portion of the PostScript Language Addendum


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

solely as part of a Licensed System; provided that (a) Remarketers shall have no further right to sublicense such rights; and (b) Remarketers shall have no right to translate or modify any portion of the PostScript Language Addendum owned by Adobe and received from OEM. OEM will take all steps necessary to ensure that all rights title and interest in the portion of the PostScript Language Addendum owned by Adobe shall vest with Adobe.

                  2.7.2 Remarketer Agreement. OEM will ensure that Remarketers comply with all the terms and conditions of a written agreement between OEM and Remarketer ("Remarketer Agreement") which:

                        (i) requires Remarketer to (a) include the applicable Adobe Trademark and Trademarks on all copies of the CPSI Application Object and Coded Font Programs and in all advertisements, brochures, manuals, or other printed materials for use in the promotion, distribution, or use of the CPSI Application Object and Coded Font Programs, (b) agree not to make a generic reference to the CPSI Application Object in an advertisement which contains specific names of other software products other than the CPSI Application Object, and (c) acknowledge that Adobe and its suppliers retain exclusive ownership of all trademarks and copyright rights to the Adobe Trademarks and the Trademarks, logos, product names, and to all of the documentation and computer-recorded data related to the CPSI Application Object, Coded Font Programs, Bitmap Fonts and Other Adobe-Supplied Software; and

                        (ii) imposes the same obligations on the Remarketer as are imposed on OEM with respect to the Trademarks and the Adobe Trademarks; and

                        (iii) grants OEM rights to audit the records of the Remarketer equivalent to those granted to Adobe in Paragraph 7.7 ("Right of Audit") of this Agreement; and

                        (iv) expressly prohibits a Remarketer from reverse compiling or reverse engineering the CPSI Application Object, Coded Font Programs or Other Adobe-Supplied Software supplied to it during the term of the Remarketer Agreement; and

                        (v) requires Remarketer to acknowledge that Adobe is a third party beneficiary to the Remarketer Agreement and as a third party beneficiary is entitled to enforce and seek legal remedies for breach of the Remarketer Agreement in the event Remarketer fails to comply with the terms and conditions contained therein; and

                        (vi) terminates each Remarketer's license to distribute the Coded Font Programs and associated Bitmap Fonts upon termination of the


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

agreement between Adobe and the owner of the Trademark pertaining to such Coded Font Programs; and

                        (vii) allows a Remarketer to distribute the CPSI Application Object, Coded Font Programs, Bitmap Fonts and Other Adobe-Supplied Software, if any, accompanied by a copy of Remarketer's End User license agreement ("Remarketer End User License Agreement") in place of OEM's End User license agreement, provided that OEM ensures that all conditions set forth in Paragraph 2.1.10 ("End User Licensing") of this Agreement that apply to OEM's distribution of the CPSI Application Object apply equally to a Remarketer who is granted the right hereunder to use its own Remarketer End User License Agreement. In jurisdictions where no enforceable copyright covering the CPSI Application Object exists, the Remarketer End User License Agreement will be a written agreement signed by the End User. If a Licensed System is to be distributed to a U.S. Government customer, Remarketer shall be required to license the CPSI Application Object, Coded Font Programs, Bitmap Fonts and Other Adobe-Supplied Software, if any, in accordance with Paragraph 9.2 ("Restricted Rights") of this Agreement. If distribution is to another government, Remarketer shall be required to ensure that the Licensed Software receives the maximum protection available from such government for commercial computer software and related documentation developed at private expense. OEM shall provide Adobe with sample copies of Remarketer End User License Agreements in use by Remarketers, upon Adobe's reasonable request, for review by Adobe; and

                        (viii) requires Remarketer to acknowledge that should Remarketer fail to comply with the terms of the Remarketer Agreement, Adobe and/or OEM shall have the right to obtain injunctive relief in a U.S. court in addition to any other remedy available to it; and

                        (ix) requires agreement by Remarketer to refrain from doing anything with the CPSI Application Object, Coded Font Programs, Bitmap Fonts and Other Adobe-Supplied Software not expressly provided for in the Remarketer Agreement; and

                        (x) requires Remarketer to include a notice displayed on its product packaging, Remarketer End User License Agreement, or product documentation reasonably visible to the End User which states that the Remarketer Product includes an implementation of LZW licensed under U.S. Patent 4,558,302.

                  2.7.3 Termination of Remarketer Agreement. Upon termination of this Agreement, (i) OEM's agreements with the Remarketers shall terminate; (ii) Remarketers' rights to distribute the CPSI Application Object, Coded Font Programs and associated Bitmap Fonts and Other Adobe-Supplied Software will terminate, but the Remarketers' sublicensees shall be permitted the uninterrupted use of the CPSI Application Object, Coded Font Programs and associated Bitmap Fonts and Other Adobe-Supplied Software for the balance of the


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

term of their respective Remarketer End User License Agreement, provided that, and for so long as, they are not in default of such agreement; and (iii) Remarketers' rights upon default of the applicable Remarketer End User License Agreements shall be automatically assigned to Adobe.

                  2.7.4 OEM's Continuing Obligation to Pay Royalties. OEM acknowledges that the grant of such right to use authorized Remarketers to distribute Licensed Systems does not in any way affect OEM's obligation to account for and pay all royalties for Licensed Systems distributed by such Remarketers with such royalties deemed to be earned by Adobe at the time OEM ships the CPSI Application Object, Coded Font Programs or Other Adobe-Supplied Software, if any, to such Remarketers.

      3. DEVELOPMENT, DELIVERY AND ACCEPTANCE.

            3.1 Agreement on Future CPSI Applications. The parties agree that the Adobe Software may be licensed for use with other application programs or in other computer environments upon the mutual agreement of OEM and Adobe under the terms of a fully executed CPSI Application Appendix in a form similar to Exhibit F ("Sample Form of CPSI Application Appendix") hereto.

            3.2 Adobe Software Development. Adobe shall use its best efforts to develop and modify the Adobe Software for use as part of the CPSI Application in the Computer System environment specified in the applicable CPSI Application Appendix and in conformance with the functional description of the Adobe Software as described in the Configurable PostScript Interpreter Functional Specification, subject to the following limitations. If Adobe determines that it is not technically feasible to develop the Adobe Software for the particular CPSI Application specified in the applicable CPSI Application Appendix, OEM's sole and exclusive remedy shall be to terminate the development of the Adobe Software for such CPSI Application and to obtain a refund of that portion of the software license fee, if any, paid by OEM to Adobe under Paragraph 7.1 ("CPSI Application Payments") below for such CPSI Application, as specified in the applicable CPSI Application Appendix, provided that OEM has returned all existing copies of the Adobe Software for such CPSI Application and certified in writing that it has no right to use or distribute such Adobe Software.

            3.3 Custom Product Development. If OEM requests a custom product development from Adobe (i.e. a product that requires Adobe to develop a version of the Adobe Software that is not then a current product offering of Adobe), Adobe and OEM will negotiate the business terms of this custom development, including, without limitation, the scope of work, technical specification, pricing and milestone schedule, and if the parties can agree, the terms of such agreement will be set forth in a non-standard form of a CPSI Application Appendix to be executed by the parties and made a part of this Agreement.


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            3.4 OEM-Loaned Equipment and Related Materials.

                  3.4.1 OEM-Loaned Equipment. If Adobe requires its own independent testing of the CPSI Application Object as described in Paragraph
3.8.2 ("Adobe Certification"), OEM shall supply Adobe with the necessary software, equipment and documentation (collectively "OEM-Loaned Equipment"), maintenance services and consumables necessary for Adobe to perform such testing. OEM shall also promptly provide Adobe with any other OEM-Loaned Equipment necessary for Adobe to perform development or warranty services for OEM hereunder or to provide maintenance services to OEM under a Continuing Support Agreement. All OEM-Loaned Equipment will be returned to OEM at its request after termination of Adobe's development, testing, warranty and maintenance activities hereunder. All OEM-Loaned Equipment shall remain the property of OEM. OEM shall pay shipping costs for delivery of the OEM-Loaned Equipment to Adobe. Any OEM-Loaned Equipment shall be returned to OEM by Adobe, shipping and insurance costs prepaid by OEM. While in the possession of Adobe, the OEM-Loaned Equipment shall be maintained by OEM in good working order and shall be fully insured by Adobe. Any delays in maintaining the OEM-Loaned Equipment by OEM shall result in corresponding delays in the milestone schedule for the applicable CPSI Application Appendix.

                  3.4.2 OEM Technical Contact. OEM agrees to designate in the particular CPSI Application Appendix a technically qualified person to respond to information requests by Adobe who, when so requested by Adobe, shall use his or her best efforts to respond within two (2) working days of receipt of such request.

            3.5 PPD File. OEM shall also create and deliver to Adobe one (1) master copy of the PPD File for each Licensed System at the time OEM provides a beta version of the CPSI Application Object to Adobe for testing under Paragraph
3.8.2 ("Adobe Certification") and any updated version thereof in a timely manner following the availability of any updated version. OEM shall include with each Licensed System the corresponding PPD File.

            3.6 Adobe Deliverables. Adobe will provide OEM with one (1) master copy of the Adobe Software for each CPSI Application, the Other Adobe-Supplied Software, if any, the Coded Font Programs and the Demonstration Program(s) in accordance with the milestones set forth in the applicable CPSI Application Appendix hereto, and one copy of the Documentation to be delivered by Adobe to OEM under the provisions of a CPSI Application Appendix. In addition, Adobe shall provide OEM with the applicable PostScript Product Certification Test Suite to be utilized by OEM in testing a CPSI Application Object under the provisions of the applicable CPSI Application Appendix.

            3.7 OEM Modification. OEM shall be responsible for producing the CPSI Application Object fully adapted to the applicable Licensed System and suitable for distribution to End Users. Adobe's sole responsibility in connection with such


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modification shall be to provide OEM, at no charge, with eight (8) person hours of technical assistance (or such other quantity as is specified in the applicable CPSI Application Appendix) to familiarize OEM personnel with the operation of the Adobe Software. All such assistance will be provided at Adobe's headquarters facilities in California, or such other facility as specified in the applicable CPSI Application Appendix.

            3.8 Testing.

                  3.8.1 OEM Testing. Prior to submission of a candidate or modified CPSI Application Object to Adobe for verification in accordance with the terms hereof, OEM shall test the candidate or modified CPSI Application Object for conformity with the PostScript Product Certification Test Suite in accordance with the instructions provided by Adobe. After successful completion of such testing, OEM shall provide Adobe with a comprehensive report of the test results of such OEM testing which will include output from the device in the configuration undergoing testing and other test results, and a pre-production release of the CPSI Application Object that generated the test results. OEM shall supply Adobe with a declaration signed by an authorized representative of OEM certifying to the effect that it has run the PostScript Product Certification Test Suite in accordance with the instructions supplied by Adobe and that the results provided to Adobe for its review are accurate and complete. OEM shall not begin first commercial shipment of the CPSI Application Object until Adobe notifies OEM in writing that it accepts the candidate or modified CPSI Application Object.

                  3.8.2 Adobe Certification. Adobe shall have fifteen (15) days or such other period as specified in the CPSI Application Appendix, following OEM's delivery of the test results to Adobe, to determine from its review of OEM's test results whether the candidate or modified CPSI Application Object (i) conforms to the applicable PostScript Product Certification Test Suite; (ii) produces output meeting Adobe's quality standards; and (iii) conforms to the criteria set forth in Paragraph 3.8.3 ("Adobe Product Certification Standards") below. After conducting such review, Adobe shall notify OEM in writing either that it accepts the candidate or modified CPSI Application Object or elects to submit the candidate or modified CPSI Application Object to further testing and verification by Adobe before it can be approved for first commercial shipment. In the event Adobe has to run a full Quality Assurance testing cycle of the candidate or modified CPSI Application Object, OEM shall supply Adobe with all of the necessary OEM-Loaned Equipment, maintenance services and consumables required by Adobe to conduct such verification testing, or alternatively, the parties may agree that Adobe shall conduct such testing at OEM's site subject to OEM paying Adobe's reasonable fees and travel expenses resulting from such on-site testing. There shall be no testing fee payable by OEM to Adobe for reviewing OEM's test results where Adobe accepts the candidate or modified CPSI Application Object solely on the basis of its review of the test results. In the event Adobe elects to conduct independent testing and verification, OEM shall pay Adobe a retesting fee to be mutually agreed upon by the parties for


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each subsequent retest of the candidate or modified CPSI Application Object by
Adobe hereunder; provided however, that OEM will be exempted from payment of such testing fee if OEM can show to Adobe's reasonable satisfaction that the candidate or modified CPSI Application Object when previously tested by OEM satisfied the specified tests in the PostScript Product Certification Test Suite. Upon determining that the candidate or modified CPSI Application Object does not conform to the PostScript Product Certification Test Suite or to the criteria set forth in Paragraph 3.8.3 ("Adobe Product Certification Standards") or that the test output fails to meet Adobe's quality standards, Adobe shall provide to OEM a report identifying the failure. OEM shall then correct any nonconformity and resubmit the same for verification by Adobe. This process shall continue until Adobe accepts the candidate or modified CPSI Application Object or OEM elects to terminate the development, returns all existing copies of the CPSI Application and certifies in writing that it has no right to use, market or distribute such CPSI Application Object. Upon such termination by OEM of a development effort as described above, OEM shall be entitled to a refund of the advance against royalties, if any, paid to Adobe for such CPSI Application or as otherwise specified under the applicable CPSI Application Appendix. If OEM modifies a CPSI Application Object, OEM shall retest the modified CPSI Application Object for conformance to the PostScript Product Certification Test Suite and resubmit the same as modified to Adobe for verification pursuant to Paragraph 3.8 ("Testing") above.

                  3.8.3 Adobe Product Certification Standards. Adobe shall determine acceptance of the candidate or modified CPSI Application Object by (i) assigning a severity rating to each nonconformity in the CPSI Application Object discovered during OEM's and/or Adobe's testing (in accordance with Paragraph
3.8.2 ("Adobe Certification")) and (ii) deriving an overall "Error" score by adding the squares of the severity ratings assigned to each nonconformity discovered in the CPSI Application Object in accordance with the rating schedule described below. The severity rating of an Error in the CPSI Application Object shall be assigned based on the following considerations, which considerations shall be determined by Adobe in its sole discretion:

                        0  Enhancement or request for design change.
                        1  Cosmetic or minor problem.
                        2 Easy work-around; should be fixed in a subsequent release.
                        3 Fairly severe; difficult work-around; must be fixed. 4 Most severe; no work-around; must be fixed.

      OEM shall be permitted to distribute the CPSI Application Object for limited field testing and beta testing to a limited number of customers upon receiving prior written approval from Adobe, which approval shall be conditionally granted, provided the CPSI Application Object allows for reasonably extensive testing to be performed and Errors to be localized so that severity ratings can be assigned and, for the severity rating not to exceed sixty-four (64) and to have no more than eight (8) Errors of 3 and/or 4 severity level.


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      Adobe's written approval allowing OEM to begin first commercial shipment of the CPSI Application Object is contingent upon the achievement of a severity rating with a score no greater than thirty-two (32) with zero (0) Errors of 3 or 4 severity level ("Commercial Shipment Standards"). Exceptions may be granted solely at the discretion of Adobe.

      Adobe may change these certification standards at its sole discretion with thirty (30) days written notice to OEM.

                  3.8.4 Testing and Certification of a Remarketer Product. Testing of the Remarketer Product will be conducted by OEM in conformity with the requirements set forth in Paragraph 3.8.1 ("OEM Testing"). Any certification of the Remarketer Product shall be provided by Adobe in accordance with Paragraph 3.8.2 ("Adobe Certification") and the Remarketer shall not be permitted to begin first commercial shipment of a Remarketer Product until certification from Adobe has been obtained.

            3.9 PostScript Language Addendum. OEM will provide Adobe with a draft version of a PostScript Language Addendum for each Licensed System in a mutually agreeable format in advance of the time when OEM provides test results for Adobe's review under Paragraph 3.8.2 ("Adobe Certification") above or in accordance with the milestone set forth in a CPSI Application Appendix hereto. The contents of the PostScript Language Addendum shall be reviewed and approved by Adobe for compliance with Adobe's PostScript language standards before the PostScript Language Addendum is finalized for distribution with a Licensed System. OEM shall include with each Licensed System a copy of the corresponding PostScript Language Addendum.

            3.10 OEM Training. OEM agrees that if such training has not already been completed, it will send at least two technically qualified employees and/or independent contractors to attend one of Adobe's authorized PostScript language training classes for five (5) days prior to its initiating its first development effort under this Agreement. OEM will pay the costs of travel and accommodations for its personnel and shall reimburse Adobe for such training at Adobe's then current standard rates.

      4. PROPRIETARY RIGHTS.

            4.1 Adobe Ownership. OEM acknowledges that Adobe and its suppliers are the sole and exclusive owners of all rights, title and interest, including all trademarks, copyrights, patents, trade names, trade secrets and other intellectual property rights to the Trademarks and Adobe Trademarks, logos, and product names, and to all of the documentation and computer-recorded data comprising or included in the Adobe Information. Except for the rights expressly enumerated herein, OEM is not granted any rights to patents, copyrights, trade secrets, trade


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names, trademarks, or any other rights, franchises or licenses with respect to the Adobe Information.

            4.2 Adobe Trade Secrets. OEM agrees that the Demonstration Program(s) in source code form and those techniques, algorithms, and processes contained in the Adobe Software, Other Adobe-Supplied Software, Coded Font Programs and Demonstration Program(s) and the information contained in the Template and the PostScript Product Certification Test Suite which have been developed, acquired or licensed by Adobe, or any modification or extraction thereof, constitute trade secrets of Adobe or its suppliers, and will be used by OEM only in accordance with the terms of this Agreement. In addition to the specific measures required hereunder, OEM shall take all measures reasonably required to protect the proprietary rights of Adobe and its suppliers in the Adobe Information. Failure to protect the proprietary rights of Adobe and its suppliers in the Adobe Information, as required by this Agreement, will be considered a material breach of this Agreement.

            4.3 Unauthorized Distribution or Copying. OEM agrees that (a) distributing, copying, duplicating or otherwise reproducing all or any part of the Adobe Software, Other Adobe-Supplied Software, Demonstration Program(s), PostScript Product Certification Test Suite, Coded Font Programs or Documentation (except as expressly permitted by this Agreement); (b) distributing copies of all or any portion of the Adobe Software, Other Adobe-Supplied Software, Demonstration Program(s) or Coded Font Programs other than in the form of royalty-bearing End User products; (c) failing to ensure that each End User of the CPSI Application and Coded Font Programs first obtains a license and pays the appropriate royalty fee in accordance with the royalty provisions contained herein; or (d) distributing the CPSI Application Object or Coded Font Programs for use on other than a Computer System, or for use in conjunction with an output device that is not a Designated Output Device, will be considered a material breach of this Agreement.

            4.4 No Modifications. OEM agrees that it shall not make any modifications of definitions in the PostScript language as specified in the Documentation by altering or extending the function of the Adobe Software; however, should OEM wish to add custom PostScript operators, OEM must define them in a separate custom dictionary included with the CPSI Application and provide documentation that clearly specifies that these operators are not part of the PostScript language as specified in the Documentation.

      5. TERM OF AGREEMENT. The initial term of this Agreement is for two (2) years from the effective date of this Agreement, unless earlier terminated as provided in this Agreement. Thereafter, this Agreement may be renewed, with the same price, terms and conditions, on its anniversary dates, at the option of either party, subject to the written agreement of the other party, provided that
(i) OEM has made all payments required by this Agreement, (ii) there has been no uncured breach of this Agreement or any CPSI


12/05/96ljm   Amiable Technologies Inc. - CPSI OEM AGREEMENT                  20

Application Appendix, and (iii) the CPSI Application is still supported by OEM for use with Computer Systems.

      6. EXPORT. OEM shall not knowingly, without prior authorization, if required, of the Office of Export Administration ("OEA"), export or re-export (as defined in Section 779.1(b)-(c) of the Export Administration Regulations
- "Regulations" - and any amendments thereto) to any Group Q, S, W, Y or Z country specified in Supplement No. 1 to Part 738 of the Regulations as amended from time to time (i) any Adobe Information or (ii) the immediate product (including processes and services) produced directly by use of any Adobe Information. The provisions of this Paragraph shall survive notwithstanding any cancellation, termination or expiration of this Agreement.

      7. PAYMENTS.

            7.1 CPSI Application Payments. OEM shall pay Adobe in U.S. Dollars the software license fees and per Licensed Use royalties set forth in each CPSI Application Appendix hereto. OEM shall pay Adobe a separate royalty for each Licensed Use of the CPSI Application Object.

            7.2 Coded Font Program Royalties. OEM shall also pay to Adobe the per Licensed Use royalties for the Roman Initial Installation Coded Font Programs, Roman Additional Coded Font Programs, if any, and Other Coded Font Programs, if any, distributed with each CPSI Application Object, in the amount specified in the applicable CPSI Application Appendix hereto.

            7.3 Other Payments. Certain other payments to Adobe, including but not limited to advances against royalties, will be designated in the specific CPSI Application Appendix. Advances against royalties for a specified CPSI Application are recoupable only against royalties for that CPSI Application during the twelve (12) month period following Adobe's test and acceptance of the CPSI Application Object for that Licensed System, as defined in the applicable CPSI Application Appendix.

            7.4 Taxes. In addition to any other payments due under this Agreement, OEM agrees to pay, and to indemnify and hold Adobe harmless from, any sales, use, excise, import or export, value added or similar tax or duty not based on Adobe's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, and all governmental permit fees, license fees and customs and similar fees levied upon the delivery by Adobe of the Adobe Software and Coded Font Programs or other deliverables to OEM hereunder, which Adobe may incur in respect of this Agreement. If a resale certificate or other certificate or document of exemption is required in order to exempt all or any of the Adobe Software, Coded Font Programs or other deliverables from any such tax liability, OEM will promptly furnish it to Adobe.


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

            7.5 Payment of Royalties. All royalties due in accordance with the terms of this Agreement shall be paid in U.S. Dollars within 30 days after the end of each calendar quarter. [Information redacted]##. At Adobe's request, OEM shall orally advise Adobe each month of its estimate of the number of Licensed Systems shipped by OEM and the number of licenses for Licensed Use purchased by End Users during the previous month and the royalties accrued thereby. Such oral communication shall be subject to final adjustment by OEM at the end of each accounting period.

            7.6 When Royalties Are Earned. All royalties due hereunder shall be earned on the date OEM ships a Licensed System to its customer or upon the purchase of a license for a Licensed Use of the CPSI Application Object and Coded Font Programs by an End User.

            7.7 Right of Audit. OEM shall maintain a complete, clear, accurate record of: (a) the number and types of Licensed Systems distributed or used internally by OEM and the number of licenses for Licensed Use purchased by End Users during the quarter; (b) the number and types of Roman and Other Coded Font Programs, by Typefaces, bundled with the CPSI Application Object for use as part of a Licensed System and licensed to End Users or used internally by OEM during the quarter; and (c) any other information which may be required to determine whether OEM is paying the correct royalty amount hereunder. To ensure compliance with the terms of this Agreement, Adobe shall have the right to conduct an inspection and audit of all the relevant accounting and sales books and records of OEM during regular business hours at OEM's offices and in such a manner as not to interfere with OEM's normal business activities. In no event shall audits be made hereunder more frequently than every six (6) months. If such inspections should disclose any underreporting, OEM shall promptly pay Adobe such amount, together with interest thereon at the rate of 1-1/2% per month or the highest interest rate allowed by law, whichever is lower, from the date on which such amount became due.



-------------------
## The information contained in this portion of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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

      8. OEM SUPPORT. OEM will have the sole responsibility for supporting End Users and will provide End Users with reasonable end user documentation, warranty service, and telephone support or other electronic support for the use of the Adobe Software and Coded Font Programs included as part of a CPSI Application.

      9. COPYRIGHT AND OTHER NOTICES.

            9.1 Copyright Notices. In order to protect Adobe's copyright and other ownership interests, OEM agrees that, as a condition of its rights hereunder, it will cause to be preserved in each copy of all or any portion of the Adobe Software, Other Adobe-Supplied Software, Demonstration Program(s), Coded Font Programs and any Documentation reproduced by it hereunder, the same proprietary notices which appear on or in the Adobe Software, Other Adobe-Supplied Software, Demonstration Program(s), Coded Font Programs and Documentation delivered by Adobe to OEM hereunder or such other proprietary notices as Adobe may reasonably require from time to time. OEM agrees that valid copyright notices for the Adobe Software and Coded Font Programs will appear on the media. In addition, a valid Adobe copyright notice in the following format, or such other format as Adobe specifies by written notice to OEM, shall be displayed on the single user screen of the Computer System, or in some other manner consented to in writing by Adobe, when the CPSI Application Object is first invoked during an End User session:

            (i) the name of the program,

            (ii) the word "Copyright" and the circled-c symbol(C),

            (iii) the date of first publication of the Adobe Software, and

            (iv) the name of the copyright owner and the words "All Rights Reserved".

            9.2 Restricted Rights. U.S. Government End Users. The OEM Application Object, Coded Font Programs, Bitmap Fonts, Other Adobe Supplied Software and related documentation are a "commercial item." As that term is defined at 48 C.F.R. 2.101 (OCT 1995), consisting of "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (SEPT 1995). Consistent with 48 C.F.R. 12.212 and C.F.R. 227.7202-1 through 227.7202-4 (JUNE
1995), OEM will provide the OEM Application Object, Coded Font Programs, Other Adobe Supplied Software, Bitmap Fonts and related documentation to U.S. Government End Users (a) only as a commercial end item and (b) with only those rights as are granted to all other End Users pursuant to the terms and conditions herein.

            9.3 Foreign Government Agreements. OEM will take all reasonable steps in making proposals and agreements with foreign governments other than the


12/05/96ljm   Amiable Technologies Inc. - CPSI OEM AGREEMENT                  23

United States which involve the CPSI Application Object, Other Adobe-Supplied Software, Coded Font Programs and related Documentation to ensure that Adobe's proprietary rights in the Adobe Software, Other Adobe-Supplied Software, Coded Font Programs and related Documentation receive the maximum protection available from such foreign government for commercial computer software and related documentation developed at private expense.

      10. LICENSE TO USE ADOBE TRADEMARKS; NONGENERIC ADVERTISING.

            10.1 Trademark License. Adobe hereby grants to OEM a nonexclusive, limited license to use the Adobe Trademarks on the CPSI Application Object and in OEM's advertising and printed materials for the CPSI Application Object and Coded Font Programs, provided that OEM displays the following notices of trademark status adjacent to and with the first or most prominent use of the Adobe Trademark in each piece of advertising or printed materials in which such Adobe Trademark appears and includes the respective legends adjacent to or as a footnote to the Adobe Trademarks as follows:

            (i) "Adobe(R)": "Adobe is the trademark of Adobe Systems Incorporated, is registered in the U.S. Patent and Trademark Office and may be registered in certain other jurisdictions";

            (ii) "PostScript(R)": "PostScript is the trademark of Adobe Systems Incorporated, is registered in the U.S. Patent and Trademark Office and may be registered in certain other jurisdictions"; and

            (iii) such other symbols and notices as may be prescribed by Adobe from time to time.

      OEM agrees not to use any other trademark or service mark in close proximity to any of the Adobe Trademarks or combine the marks so as to effectively create a unitary composite mark without the prior written approval of Adobe. OEM agrees not to use any other name or trademarks for the Coded Font Programs except for the name or trademarks used by the Trademark Owner as set forth in Exhibit C ("Coded Font Programs") hereto, or in a CPSI Application Appendix. OEM will comply with all of the terms in this Paragraph 10.1 in its catalogs, advertising, packaging, and promotional materials relating to or including Coded Font Programs.

            10.2 Ownership of Trademarks. OEM acknowledges the ownership of the Adobe Trademarks and Trademarks in Adobe and its suppliers, agrees that it will do nothing inconsistent with such ownership, agrees to use reasonable efforts to preserve Adobe's and its suppliers' rights in the Adobe Trademarks and Trademarks, and that all uses of the Adobe Trademarks and the Trademarks by OEM shall inure to the benefit of and be on behalf of Adobe and its suppliers. OEM


12/05/96ljm   Amiable Technologies Inc. - CPSI OEM AGREEMENT                  24
acknowledges that the Trademarks and Adobe Trademarks are valid under applicable law and that OEM's utilization of the Trademarks and Adobe Trademarks will not create any right, title or interest in or to such Trademarks or Adobe Trademarks. OEM acknowledges the respective exclusive rights of Adobe and the Trademark Owners (as defined below) to use of the Adobe Trademarks and Trademarks and agrees not to do anything contesting or impairing the trademark rights of Adobe or its suppliers. Any use of the Trademarks must identify the applicable "Trademark Owner" set forth in Exhibit C ("Coded Font Programs") hereto, or the applicable CPSI Application Appendix, as the owner of such Trademarks. OEM agrees to notify or require notification of sublicensees who receive Coded Font Programs that (i) Trademarks can only be used to identify printed output produced by the Coded Font Programs, and (ii) the Trademarks are the property of the Trademark Owners. OEM will maintain a high quality standard in producing copies of the CPSI Application Object, Coded Font Programs and Typefaces. At the request of Adobe, OEM must supply samples of any Typeface identified by a Trademark.

            10.3 Quality Standards. OEM agrees that the nature and quality of the Licensed System, CPSI Application Object, Coded Font Programs and any other products or services it supplies in connection with its use of the Adobe Trademarks shall conform to standards set by Adobe. OEM agrees to cooperate with Adobe in facilitating Adobe's monitoring and control of the nature and quality of such OEM products and services and to supply Adobe with specimens of use of the Trademarks and Adobe Trademarks upon request. If, at any time, Adobe determines that the OEM has not met or is not meeting the Adobe quality standards, Adobe shall so advise OEM and, upon OEM's receipt of such notice by any means, OEM shall have sixty (60) days to improve the quality to the standard previously approved by Adobe. OEM shall comply with all applicable laws, regulations and customs and obtain all appropriate government approvals pertaining to use of trademarks and trade names and to the sublicensing, distribution and advertising of the CPSI Application Object, Coded Font Programs and Documentation hereunder.

            10.4 Infringement Proceedings. OEM agrees to notify Adobe of any unauthorized use of the Trademarks or Adobe Trademarks by others promptly as it comes to OEM's attention. Adobe shall have the sole right and discretion to bring infringement or unfair competition proceedings involving the Trademarks or Adobe Trademarks.

            10.5 OEM's Use of Trademarks. OEM agrees that it will include the Adobe Trademarks on all copies of the CPSI Application Object and in any advertising or printed materials concerning the CPSI Application Object and that it will use the applicable Trademarks and Adobe Trademarks on all copies, advertisements, brochures, manuals or other appropriate uses made in the promotion, distribution or use of the CPSI Application Object, Coded Font Programs and Licensed Systems. OEM shall make specific reference to PostScript(TM) software from Adobe in any advertisement which refers to the CPSI Application.


12/05/96ljm   Amiable Technologies Inc. - CPSI OEM AGREEMENT                  25

            10.6 Trademark Registrations. OEM, at Adobe's request, shall (i) promptly provide Adobe with any specimens, (ii) execute all applications for trademark registrations, assignments, or other applicable documents, and (iii) perform any other act reasonably necessary for Adobe or any Trademark Owner to secure or maintain any and all Adobe Trademark or Trademark rights in any country in which OEM is marketing the CPSI Application Object, Coded Font Programs and Licensed Systems.

            10.7 OEM's Rights to Sublicense Adobe Trademarks.

                  10.7.1 Trademark License. Adobe hereby grants to OEM a non-exclusive, non-transferable license to sublicense to Remarketers the right to use the applicable Adobe Trademarks and the Trademarks on the CPSI Application Object and Coded Font Programs and in the Remarketer's advertising and printed materials for the CPSI Application Object and Coded Font Programs for distribution of the CPSI Application Object and Coded Font Programs in all countries except India, Pakistan, Singapore and the Peoples Republic of China, provided the OEM enters into an agreement with such Remarketer containing terms substantially equivalent to those set forth in Paragraph 10 ("License to Use Adobe Trademarks; Nongeneric Advertising") above. OEM shall require the Remarketers to comply with all applicable laws, regulations and customs, and obtain all appropriate government approvals pertaining to the use of the Trademarks and trade names and to the distribution and advertising of the CPSI Application Object and Coded Font Programs.

                  10.7.2 Quality Standards. Adobe hereby appoints OEM as its representative for the limited purpose of controlling the quality of the CPSI Application Object and Coded Font Programs and any other products or services its Remarketers supply in connection with use of the Adobe Trademarks and Trademarks. OEM agrees that (i) the nature and quality of the CPSI Application Object and Coded Font Programs and any other products or services its Remarketers supply in connection with the use of the Adobe Trademarks and Trademarks shall conform to the standards set by Adobe, and (ii) OEM will cooperate with Adobe in facilitating Adobe's monitoring and control of the nature and quality of such products and services and supply Adobe with specimens of use of the Adobe Trademarks and Trademarks (including specimens of use both by OEM and its Remarketers), and with samples of any Typeface identified by a Trademark (including specimens of use both by OEM and its Remarketers), upon request. Adobe shall have the right, upon thirty (30) days prior written notice, to inspect or test one or more randomly selected specimens of the CPSI Application Object (including related documentation) of both OEM and its Remarketers at OEM's facilities to determine conformance with the standards. OEM and Remarketer shall at Adobe's request assist Adobe in conducting such inspection and testing including, but not limited to, providing Adobe with applicable hardware. If, at any time, Adobe determines that OEM or its Remarketers have not met the Adobe quality


12/05/96ljm   Amiable Technologies Inc. - CPSI OEM AGREEMENT                  26
standards, Adobe shall so advise OEM and, per OEM's receipt of such notice by any means, the party who has failed to meet the standards shall have sixty (60) days to improve the quality to the standard previously approved by Adobe, or to cease distributing product that includes the CPSI Application Object and Coded Font Programs.

                  10.7.3 Trademark Registration. At Adobe's request, OEM shall promptly perform any act reasonably necessary for Adobe or the owner of any Adobe Trademark or Trademark to secure or maintain any Trademark rights in any country in which OEM or its Remarketers are marketing the CPSI Application Object or Coded Font Programs. This assistance shall include complying with the formalities of local law, including but not limited to, the execution of any application for registration as a registered user, the execution of additional license agreements suitable for recording with the appropriate authorities or providing proof of use of the Adobe Trademarks or Trademarks in any other applicable documents. Adobe shall pay the expense of complying with such formalities.

      11. WARRANTIES.

            11.1 Infringement.

            (a) By Adobe. Adobe agrees to defend and otherwise hold OEM harmless from all costs, damages and reasonable attorneys' fees resulting from claims by third parties that uses permitted hereunder of the Adobe Software infringe any U.S. patents or U.S. copyrights, or the use of the Adobe Trademarks "Adobe" and "PostScript" (as applied to the Adobe Software) infringes any U.S. trademarks, provided that OEM gives Adobe prompt written notice of any such claim, tenders to Adobe the defense or settlement of such a claim, at Adobe's expense, and cooperates with Adobe, at Adobe's expense, in defending or settling such claim. If Adobe receives notice of an alleged infringement or if OEM's use of the Adobe Software shall be prevented by permanent injunction, Adobe may, at its sole option and expense, procure for OEM the right to continued use of the Adobe Software or the Adobe U.S. trademarks "Adobe" and "PostScript" as provided hereunder, modify the Adobe Software so that it no longer infringes, replace the Adobe Software with computer software of equal or superior functional capability, or in the case of trademark infringement, instruct OEM to use an alternative trademark. THE RIGHTS GRANTED TO OEM UNDER THIS PARAGRAPH SHALL BE OEM'S SOLE AND EXCLUSIVE REMEDY AND ADOBE'S SOLE OBLIGATION FOR ANY ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER PROPRIETARY RIGHT. ADOBE WILL HAVE NO LIABILITY TO OEM IF ANY ALLEGED INFRINGEMENTS OR CLAIM THEREOF IS BASED UPON (A) THE USE OF THE ADOBE SOFTWARE IN CONNECTION OR IN COMBINATION WITH EQUIPMENT, DEVICES, OR SOFTWARE NOT DELIVERED BY ADOBE (IF SUCH INFRINGEMENT OR CLAIM COULD HAVE BEEN AVOIDED BY THE USE OF THE ADOBE SOFTWARE WITH OTHER EQUIPMENT, DEVICES OR SOFTWARE), (B) THE USE OF ANY ADOBE


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

SOFTWARE OTHER THAN AS PERMITTED UNDER THIS AGREEMENT OR IN A MANNER FOR WHICH IT WAS NOT INTENDED OR USE OF OTHER THAN THE MOST CURRENT RELEASE OF THE ADOBE SOFTWARE (AND SUCH CLAIM WOULD HAVE BEEN PREVENTED BY THE USE OF SUCH RELEASE) OR (C) ANY MODIFICATIONS MADE TO THE ADOBE SOFTWARE BY OEM OR ANY THIRD PARTY (IF SUCH CLAIM WOULD HAVE BEEN AVOIDED BY THE USE OF THE UNMODIFIED ADOBE SOFTWARE).

            (b) By OEM. OEM agrees to defend and otherwise hold Adobe harmless from all costs, damages and reasonable attorneys' fees resulting from all claims by third parties arising from the use, manufacture and distribution of the CPSI Application Object by OEM and its direct and indirect customers in any country, worldwide, provided that Adobe gives OEM prompt written notice of any such claim, tenders to OEM the defense or settlement of any such claim, at OEM's expense, and cooperates with OEM, at OEM's expense, in defending or settling such claim. OEM WILL HAVE NO LIABILITY TO ADOBE IF ANY ALLEGED PATENT OR COPYRIGHT INFRINGEMENTS OR CLAIM THEREOF ARISE SOLELY AS A RESULT OF THE CONTENT OF THE ADOBE SOFTWARE.

            11.2 Adobe Software Warranty. If (a) the Adobe Software for a CPSI Application licensed hereunder fails to perform substantially in accordance with the Documentation in the Adobe Development Environment (as specified in the CPSI Application Appendix for such CPSI Application) from the date on which Adobe delivers the Adobe Software to OEM and ending ninety (90) days thereafter (the "Warranty Period"); (b) such failure is reproducible; and (c) such failure is reported to Adobe by OEM during the Warranty Period, then Adobe shall, at its expense, provide a workaround for such failure or, at Adobe's option, provide OEM with an updated version of the Adobe Software which does not cause such failure. This warranty shall not apply to any software modified by OEM or any third party, or to any failure caused by hardware or software not provided by Adobe. If OEM reports a failure to Adobe, and Adobe reasonably determines that such failure was not caused by the Adobe Software, then Adobe shall have no further obligations with respect to such report, and OEM agrees to pay Adobe's reasonable costs in making such determination.

            11.3 Limitations on Warranties. The foregoing warranties by Adobe are made only to OEM and OEM shall be solely responsible for any warranty to, or claims by, its distributors or end user customers concerning the Adobe Software. THE FOREGOING STATES ADOBE'S SOLE AND EXCLUSIVE WARRANTY TO OEM CONCERNING THE ADOBE SOFTWARE AND OEM'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, ADOBE MAKES NO ADDITIONAL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT,


12/05/96ljm   Amiable Technologies Inc. - CPSI OEM AGREEMENT                  28

ADOBE EXPRESSLY EXCLUDES ANY AND ALL WARRANTIES OF NONINFRINGEMENT. THIS IS A LIMITED WARRANTY AND IS THE ONLY WARRANTY MADE BY ADOBE. OEM SHALL NOT HAVE THE RIGHT TO MAKE OR PASS ON, AND SHALL TAKE ALL MEASURES NECESSARY TO ENSURE THAT NEITHER IT NOR ANY OF ITS AGENTS OR EMPLOYEES SHALL MAKE OR PASS ON ANY SUCH WARRANTY OR REPRESENTATION ON BEHALF OF ADOBE TO ANY CUSTOMER, END USER OR THIRD PARTY.

            11.4 No Support to Remarketers. OEM acknowledges and agrees that OEM shall be solely responsible to Remarketers and their sublicensees for all warranties, representations, support, training, updates, and maintenance regarding the Licensed System, including the CPSI Application Object, Coded Font Programs and Other Adobe-Supplied Software contained in the Licensed System.

      12. INTERNAL IMPROVEMENTS; CONTINUING SUPPORT.

            12.1 Internal Improvements. Adobe will notify OEM when Internal Improvements to the Adobe Software become available, and thereafter, if it receives a written request from OEM, it will provide OEM with such Internal Improvements without charge. OEM may distribute such Internal Improvements to licensed End Users who have paid the applicable Licensed Use royalties for use with previously distributed Licensed Systems containing the CPSI Application Object without payment of additional royalties. Such Internal Improvements do not include modifications, enhancements, or other software products for which Adobe charges separately or which Adobe provides only to customers receiving Continuing Support services.

            12.2 Continuing Support. Following expiration of the Warranty Period, Adobe will provide continuing support services to OEM in accordance with its standard Continuing Support Agreement, once executed by the parties, at its then current OEM rate for such services. OEM agrees that all contact regarding warranty and Continuing Support services shall be handled through a designated person from OEM who shall direct requests for Continuing Support services through Adobe's designated technical contact. For purposes of the Continuing Support Agreement, "Licensed System" shall mean the Adobe Software and Coded Font Programs.

      13. CANCELLATION.

            13.1 Cancellation by Adobe for Cause. If any material breach of this Agreement by OEM continues after thirty (30) days written notice of the breach by Adobe to OEM, Adobe may terminate this Agreement on written notice to OEM.

            13.2 Cancellation by OEM for Cause. If any material breach under this Agreement by Adobe continues after thirty (30) days written notice of the breach by OEM to Adobe, OEM may seek any damages arising under this Agreement, and (a)


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

continue this Agreement in full force and effect, or (b) terminate this Agreement on written notice to Adobe.

            13.3 Bankruptcy. In addition to any material breach of this Agreement, the application for, or adjudication in, bankruptcy by OEM, any action to institute receivership, or any other comparable actions, or the dissolution of OEM shall terminate this Agreement.

            13.4 Obligations on Cancellation, Termination or Expiration. Upon cancellation, termination, or expiration of this Agreement:

                  13.4.1 Safeguarding of Trade Secrets. OEM shall continue to be responsible for safeguarding the trade secrets and proprietary rights of Adobe in accordance with the terms of this Agreement after such cancellation, termination, or expiration.

                  13.4.2 Return of Proprietary Information. Subject to Paragraph
13.4.6 ("Continued Support") below, OEM shall erase, destroy or return to Adobe all of Adobe's proprietary information in its possession, including all whole or partial copies of the PostScript Product Certification Test Suite. Upon Adobe's request, OEM shall warrant in writing its return or destruction of Adobe's proprietary information within thirty (30) days of cancellation, termination, or expiration.

                  13.4.3 OEM's Return of Adobe Software. Subject to Paragraph
13.4.6 ("Continued Support") below, OEM shall immediately discontinue use and distribution of, and return or destroy all copies of, the CPSI Application and Coded Font Programs in its possession (including copies placed in any storage device under OEM's control). OEM shall not retain any whole or partial copies of the Demonstration Program(s) in source or object code form.

                  13.4.4 End Users. End Users shall be permitted the continued and uninterrupted use of the CPSI Application Object and Coded Font Programs for the balance of the term of their End User agreements, as specified in such agreements, provided that and so long as the End Users are not in default of their End User agreements.

                  13.4.5 Default by End Users. OEM's rights upon default of an End User relating to the CPSI Application Object and Coded Font Programs, as specified in the End User agreement, shall automatically be assigned to Adobe to the extent relevant to the enforcement by Adobe of the proprietary rights of Adobe and/or its suppliers in the Adobe Software and Coded Font Programs.

                  13.4.6 Continued Support. OEM shall have the right to retain five (5) copies of the CPSI Application Object and Coded Font Programs and use such CPSI Application Object and Coded Font Programs to the extent required for support


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

and maintenance purposes but OEM shall have no right to sublicense or otherwise distribute the CPSI Application Object or Coded Font Programs or any other rights with respect to such software except as specifically set forth in this Paragraph 13.4.6.

                  13.4.7 Payment. Unless OEM has terminated this Agreement for cause, the payment date of all monies due Adobe shall automatically be accelerated so that they shall become due and payable on the effective date of termination, even if longer terms had been provided previously.

      14. LIMITATION OF LIABILITY. ADOBE WILL NOT BE LIABLE TO OEM OR ANY OTHER PARTY FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS OR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ADOBE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The foregoing limitation of liability is independent of any exclusive remedies for breach of warranty set forth in this Agreement.

      15. GENERAL.

            15.1 Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

            15.2 Notices. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery, telegram, telex, telecopier, facsimile transmission, or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to:
(i) the contract representative designated in the specific CPSI Application Appendix if the notice or report relates to one or more specific CPSI Applications and (ii) a copy to the signatory of this Agreement at the address set forth at the end of this Agreement or such other address as either party may specify in writing. If the notice is to Adobe, a copy shall also be sent to the attention of its General Counsel.

            15.3 Injunctive Relief. It is understood and agreed that, notwithstanding any other provisions of this Agreement, breach of the provisions of this Agreement by OEM will cause Adobe irreparable damage for which recovery of money damages would be inadequate, and that Adobe shall therefore be entitled to obtain timely injunctive relief to protect Adobe's rights under this Agreement in addition to any and all remedies available at law.


12/05/96ljm          Amiable Technologies Inc. - CPSI OEM AGREEMENT           31

            15.4 No Agency. Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties.

            15.5 Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

            15.6 Waiver. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

            15.7 Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

            15.8 Headings. The paragraph headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such paragraph, or in any way affect this Agreement.

            15.9 Confidentiality of Agreement. Neither party will disclose any terms or the existence of this Agreement, except pursuant to a mutually agreeable press release or as otherwise required by law.

            15.10 No Patent License. Nothing contained herein shall be construed as conferring by implication, estoppel or otherwise any license or right under any patent, whether or not the exercise of any right granted herein necessarily employs an invention of any existing or later issued patent. Notwithstanding the above, Adobe agrees that OEM and end users shall have the right to exercise all rights expressly granted pursuant to this Agreement.

            15.11 Assignment. Neither this Agreement nor any rights or obligations of OEM hereunder may be assigned by OEM in whole or in part without the prior written approval of Adobe. For the purposes of this paragraph, a change in the persons or entities who control fifty percent (50% )o r more of the equity securities or voting interest of OEM shall be considered an assignment of OEM's


12/05/96ljm         Amiable Technologies Inc. - CPSI OEM AGREEMENT            32
rights. Adobe's rights and obligations, in whole or in part, under this Agreement may be assigned by Adobe. Adobe may exercise full transfer and assignment rights in any manner at Adobe's discretion and specifically may sell, pledge, or otherwise transfer its right to receive royalties under this Agreement.

            15.12 Attorneys' Fees. In the event any proceeding or lawsuit is brought by Adobe, its suppliers or OEM in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

            15.13 Full Power. Each party warrants that it has full power to enter into and perform this Agreement, and the person signing this Agreement on each party's behalf has been duly authorized and empowered to enter into this Agreement. OEM further acknowledges that it has read this Agreement, understands it and agrees to be bound by it.

            15.14 Forum. All disputes arising under this Agreement may be brought in Superior Court of the State of California in Santa Clara County or the Federal District Court of San Jose, California, as permitted by law. The Superior Court of Santa Clara County and the Federal District Court of San Jose shall each have nonexclusive jurisdiction over disputes under this Agreement. OEM consents to the personal jurisdiction of the above courts.

            15.15 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

            15.16 Entire Agreement. This Agreement together with the exhibits completely and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement shall not be modified except by a subsequently dated written amendment or appendix signed on behalf of Adobe and OEM by their duly authorized representatives and any provision of a purchase order purporting to supplement or vary the provisions hereof shall be void.


12/05/96ljm          Amiable Technologies Inc. - CPSI OEM AGREEMENT           33

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their respective duly authorized officers to be effective as of the date first written above.

ADOBE:                                       OEM:

ADOBE SYSTEMS INC.                           AMIABLE TECHNOLOGIES INC.


By: /s/ Frederick A. Schwedner               By: /s/ Chang Yuan
   -----------------------------------          --------------------------------

Print                                        Print
Name: FREDERICK A. SCHWEDNER                 Name:     Yuan Chang
   -----------------------------------          --------------------------------

              Sr. Vice President
               & General Manager
Title:   Printing and Systems Division       Title: Vice President
      --------------------------------             -----------------------------

Date:        FEB 7 1997                      Date:     1/30/97
      --------------------------------             -----------------------------

Address for Notice:                          Address for Notice:

345 Park Avenue                              International Plaza Two, Suite 625
San Jose                                     Philadelphia
CA 95110-2704                                PA 19113-1518


12/05/96ljm           Amiable Technologies Inc. - CPSI OEM AGREEMENT          34

                                    EXHIBIT A

                          DESCRIPTION OF ADOBE SOFTWARE

Configurable PostScript Interpreter:

      Interpreter for Adobe Systems Incorporated PostScript(R) page description language which takes PostScript language programs as input and generates raster images in memory.


12/05/96ljm         Amiable Technologies Inc. - CPSI OEM AGREEMENT            35

                                    EXHIBIT B

                                ADOBE TRADEMARKS

Trademark               Trademark Attribution

Adobe(R) ... is a trademark of Adobe Systems Incorporated or its subsidiaries and may be registered in certain jurisdictions.

The Adobe Logo          ... is a trademark of Adobe Systems Incorporated or its
                        subsidiaries and may be registered in certain jurisdictions.

[LOGO](TM)
Adobe

PostScript(R)           ... is a trademark of Adobe Systems Incorporated or its
                        subsidiaries and may be registered in certain jurisdictions.

The PostScript Logo     ... is a trademark of Adobe Systems Incorporated or its
                        subsidiaries and may be registered in certain jurisdictions.

[LOGO](TM)
Adobe PostScript


12/05/96ljm            Amiable Technologies Inc. - CPSI OEM AGREEMENT         36

                                    EXHIBIT C

                               CODED FONT PROGRAMS

A. The following Roman Initial Installation Coded Font Programs shall be made available on all Licensed Systems:

Identifying
Trademark               Typeface        Trademark Owner
---------               --------        ---------------
Helvetica                               Linotype-Hell AG and/or its subsidiaries
Helvetica               Bold            Linotype-Hell AG and/or its subsidiaries
Helvetica               Oblique         Linotype-Hell AG and/or its subsidiaries
Helvetica               Bold Oblique    Linotype-Hell AG and/or its subsidiaries
Times                   Roman           Linotype-Hell AG and/or its subsidiaries
Times                   Bold            Linotype-Hell AG and/or its subsidiaries
Times                   Italic          Linotype-Hell AG and/or its subsidiaries
Times                   Bold Italic     Linotype-Hell AG and/or its subsidiaries
Symbol                                  (Public Domain)
Courier                                 (Public Domain)
Courier                 Bold            (Public Domain)
Courier                 Oblique         (Public Domain)
Courier                 Bold Oblique    (Public Domain)
Helvetica Narrow        Roman           Linotype-Hell AG and/or its subsidiaries
Helvetica Narrow        Bold            Linotype-Hell AG and/or its subsidiaries
Helvetica Narrow        Oblique         Linotype-Hell AG and/or its subsidiaries
Helvetica Narrow        Bold Oblique    Linotype-Hell AG and/or its subsidiaries

B. The following Roman Additional Coded Font Programs shall be made available on all Licensed Systems:

Identifying
Trademark               Typeface        Trademark Owner
---------               --------        ---------------

ITC Avant Garde Gothic  Book            International Typeface Corporation
ITC Avant Garde Gothic  Book Oblique    International Typeface Corporation
ITC Avant Garde Gothic  Demi            International Typeface Corporation
ITC Avant Garde Gothic  Demi Oblique    International Typeface Corporation
ITC Bookman             Light           International Typeface Corporation
ITC Bookman             Light Italic    International Typeface Corporation
ITC Bookman             Demi            International Typeface Corporation
ITC Bookman             Demi Italic     International Typeface Corporation
New Century Schoolbook  Roman           Public Domain
New Century Schoolbook  Bold            Public Domain
New Century Schoolbook  Italic          Public Domain
New Century Schoolbook  Bold Italic     Public Domain
ITC Zapf Chancery       Medium Italic   International Typeface Corporation
ITC Zapf Dingbats                       International Typeface Corporation
Palatino                Roman           Linotype-Hell AG and/or its subsidiaries
Palatino                Bold            Linotype-Hell AG and/or its subsidiaries
Palatino                Italic          Linotype-Hell AG and/or its subsidiaries
Palatino                Bold Italic     Linotype-Hell AG and/or its subsidiaries


12/05/96ljm         Amiable Technologies Inc. - CPSI OEM AGREEMENT            37

                                    EXHIBIT D

                             REPRODUCTION LOCATIONS

      OEM's reproduction of the CPSI Application Object and Coded Font Programs shall be restricted to the following locations:

Name of Reproduction Site:           Address of Reproduction Site:

Amiable Technologies Inc.            International Plaza Two
                                     Suite 625
                                     Philadelphia
                                     PA 19113-1518

                                     27123 Calle Arroyo
                                     Suite 2100
                                     San Juan Capistrano
                                     CA 92675

                                     Amiable Software GmbH
                                     Osterbekstrasse 90b
                                     Ebene 5
                                     D- 22083 Hamburg


12/05/96ljm          Amiable Technologies Inc. - CPSI OEM AGREEMENT           38

                                    EXHIBIT E

               MINIMUM TERMS OF END USER AGREEMENT NOTICE TO USER

                 CPSI APPLICATION OBJECT AND CODED FONT PROGRAMS

      1. Licensor grants to Licensee a nonexclusive sublicense, subject to Paragraph 7 below and the other provisions hereof (a) to use the CPSI Application Object ("Software") solely for Licensee's own internal business purposes in a single central processing unit ("CPU"), optional associated display with a resolution of less than one hundred fifty dots per inch, and, optionally, connected to a single or multiple output device (the "Computer System"); (b) to use the digitally-encoded machine-readable outline programs ("Font Programs") provided by Licensor in a special encrypted format ("Coded Font Programs") and identified herewith to reproduce and display designs, styles, weights, and versions of letters, numerals, characters and symbols ("Typefaces") solely for Licensee's own customary business or personal purposes on the Computer System; and (c) to use the trademarks used by Licensor to identify the Coded Font Programs and Typefaces reproduced therefrom ("Trademarks"). Licensee may assign its rights under this Agreement to a licensee of all of Licensee's right, title and interest to such Software and Coded Font Programs provided the licensee agrees to be bound by all of the terms and conditions of this Agreement.

      2. Licensee acknowledges that the Software, Coded Font Programs, Typefaces and Trademarks are proprietary to Licensor and its suppliers. Licensee agrees to hold the Software and Coded Font Programs in confidence, disclosing the Software and Coded Font Programs only to authorized employees having a need to use the Software and Coded Font Programs as permitted by this Agreement and to take all reasonable precautions to prevent disclosure to other parties.

      3. Licensee will not make or have made, or permit to be made, any copies of the Software or Coded Font Programs or portions thereof, except as necessary for its use with a single Computer System hereunder. Licensee agrees that any such copies shall contain the same proprietary notices which appear on or in the Software or the Coded Font Programs.

      4. Except as stated above, this Agreement does not grant Licensee any rights to patents, copyrights, trade secrets, trade names, trademarks (whether registered or unregistered), or any other rights, franchises, or licenses in respect of the Software, Coded Font Programs, Typefaces, or Trademarks. Licensee will not adapt or use any trademark or trade name which is likely to be similar to or confusing with that of Licensor or any of its suppliers or take any other action which impairs or reduces the trademark rights of Licensor or its suppliers. The Trademarks can only be used to identify printed output produced by the Coded Font Programs.


12/05/96ljm           Amiable Technologies Inc. - CPSI OEM AGREEMENT          39

At the reasonable request of Licensor, Licensee must supply samples of any Typeface identified by a Trademark.

      5. Licensee agrees that it will not attempt to alter, disassemble, decrypt or reverse engineer the Software or Coded Font Programs.

      6. Licensee acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including the Software or Coded Font Programs. Licensee agrees that it will not export or re-export the Software or Coded Font Programs in any form without the appropriate United States and foreign government licenses. Licensee agrees that its obligations pursuant to this section shall survive and continue after any termination or expiration of rights under this Agreement.

      7. The Software licensed hereunder may be used to generate screen displays on a single Computer System having a screen resolution of less than 150 dots per inch and to generate output on the associated output device. Licensee agrees not to make use of the Software, directly or indirectly, (i) to generate bitmap images on a screen display with a resolution of 150 dots per inch or greater,
(ii) to generate Typefaces for use other than with the Computer System, or (iii) to generate printed output on other than an output device that Licensor has designated to be approved for use with the Software on the Computer System. Any failure of Licensee to comply with this provision is a material breach of this End User Agreement.

      8. NEITHER LICENSOR NOR ANY OF ITS REPRESENTATIVES MAKES OR PASSES ON TO LICENSEE OR OTHER THIRD PARTY ANY WARRANTY OR REPRESENTATION ON BEHALF OF LICENSOR'S THIRD PARTY SUPPLIERS.

      9. Licensee is hereby notified that Adobe Systems Incorporated, a California corporation located at 345 Park Avenue, San Jose, CA 95110-2704 ("Adobe") is a third-party beneficiary to this Agreement to the extent that this Agreement contains provisions which relate to Licensee's use of the Software, the Coded Font Programs, the Typefaces and the Trademarks licensed hereby. Such provisions are made expressly for the benefit of Adobe and are enforceable by Adobe in addition to Licensor.


12/05/96ljm        Amiable Technologies Inc. - CPSI OEM AGREEMENT             40

                                    EXHIBIT F

                    SAMPLE FORM OF CPSI APPLICATION APPENDIX

                            APPENDIX NO. ___________

                     EFFECTIVE AS OF ________________, 199__

                                       TO
                     CONFIGURABLE POSTSCRIPT(R) INTERPRETER
                              OEM LICENSE AGREEMENT
                                     BETWEEN
                           ADOBE SYSTEMS INCORPORATED
                                       AND

                  ____________________________________________

            Name of CPSI Application: _______________________________________

      This Appendix sets forth additional and different terms and conditions particular to the Licensed System described below and shall be incorporated by reference into the Configurable PostScript Interpreter OEM License Agreement ("Agreement") between ______________________________________ ("OEM") and Adobe
Systems Incorporated ("Adobe") effective as of ________________________. Such different or additional terms are applicable only to the Licensed System described below and in no way alter the terms and conditions applicable to other Licensed Systems incorporated into the Agreement by addition of an appendix.

      All the terms used in this Appendix shall retain the same meaning as defined in the Agreement and such definitions are incorporated herein by reference.

A.    Description of CPSI Application:

B.    Description of Computer System:

      (1)   One computer with operating system software described as follows:

      (2)   One Designated Output Device from the following set:

      OEM may use the CPSI Application to generate output from devices other than those listed in this paragraph only within OEM's internal development group and only for testing purposes within that group. New devices must be added to this Appendix by an addendum before OEM may install such devices for use with the CPSI Application outside the development group. If OEM wishes to add any other device, it must first submit such device to testing in


12/05/96ljm           Amiable Technologies Inc. - CPSI OEM AGREEMENT          41
      accordance with Paragraph 3.8.1 ("OEM Testing") and supply Adobe with the testing results. Adobe will conduct a review of the test results in accordance with Paragraph 3.8.2 ("Adobe Certification") of the Agreement and will determine whether to accept such device for use with the CPSI Application or reject it pending further testing and verification under the provisions in Paragraph 3.8.2. If such additional device is accepted by Adobe as a Designated Output Device, Adobe will prepare an addendum to this Appendix and forward to OEM for execution. OEM shall authorize use of the CPSI Application to generate output only on devices that have been approved by Adobe in accordance with the provisions as described in this Paragraph.

      OEM may upgrade the Computer System to the latest version of both the hardware platform and the software platform supplied by manufacturer or a supplier that provides a compatible computer system after completion of Milestone #(12) in Paragraph F of this Appendix, provided that the upgraded Computer System is object code compatible with the original Computer System described in this Paragraph B. In the event that incompatibilities are introduced by hardware or software vendor(s), OEM may notify Adobe of such incompatibilities. Adobe will assess these incompatibilities and, if necessary, OEM will upgrade the OEM-Loaned Equipment to the upgraded Computer System. Adobe will communicate the results of this assessment to the OEM. If agreed to by Adobe, upgrades to the Adobe Software made by Adobe at OEM's request for incompatibilities introduced outside of the Computer System described in Paragraph B, will be provided under the terms of a Continuing Support Agreement or at Adobe's current consulting rates and under applicable terms. OEM may not distribute an upgraded Computer System that is not object code compatible with the original Computer System without first submitting such upgrade to testing and acceptance in accordance with Paragraph 3.8 ("Testing") of the Agreement.

C. Licensed System: (List all the hardware and software components comprising a Licensed System.)

D. The Adobe Development Environment is the specific computer environment in which Adobe has developed and tested the Adobe Software and which is defined below:

      (a)   Hardware platform:

      (b)   Software platform:

E.    Adobe Deliverables:

      (1) Adobe Software: As described in Exhibit A ("Description of Adobe Software") to the Agreement and in the PostScript Language Reference Manual, Second Edition, printed in English by Addison-Wesley,


12/05/96ljm      Amiable Technologies Inc. - CPSI OEM AGREEMENT               42
      current as of April, 1991. See also the Adobe supplied Configurable PostScript Interpreter Functional Specification. Adobe Software will be delivered on ________________ media.

(2) Demonstration Program(s): The Demonstration Program(s) will be in "C" language source form and will provide OEM with an example of how to use the Adobe Software described in Exhibit A ("Description of Adobe Software") of the Agreement to interpret PostScript language programs and produce raster output. See also the Adobe supplied Configurable PostScript Interpreter Functional Specification. The Demonstration Program(s) will be delivered with the Adobe Software.

(3)   Other Adobe-Supplied Software:

(4) Documentation: The Documentation as described below will be delivered in hard copy (1 copy).

      a.    PostScript Language Addendum Template

      b.    CPSI Read Me First!

      c.    CPSI Demonstration Software Guide

      d.    CPSI Developer's Guide Companion (includes Functional Specification)

      e.    Supplement to the PostScript Language Reference Manual

      All of the above specified Documentation is to be used internally solely for the purposes of developing a Licensed System and is to be treated as confidential information of Adobe and subject to Paragraph 2.1.7 ("Nondisclosure") of the Agreement. The PostScript Language Addendum Template supplied by Adobe hereunder is to be used by OEM solely as a guide for customizing and creating the PostScript Language Addendum for this Licensed System. The only Documentation which OEM is permitted to distribute to its End User customers is the PostScript Language Addendum with the content written by OEM and approved by Adobe.

(5) Coded Font Programs: The Roman Initial Installation Coded Font Programs listed in Paragraph J and the Roman Additional Coded Font Programs listed in Paragraph K will be delivered on the Adobe Software distribution medium.

(6) PostScript Product Certification Test Suite: The PostScript Product Certification Test Suite with instructions will be provided to enable OEM to conduct and certify conformance testing in accordance with Paragraph
      3.8 ("Testing") of the Agreement.


12/05/96ljm        Amiable Technologies Inc. - CPSI OEM AGREEMENT             43

F.    Development Schedule and Testing Expectations:

      Milestone Description                              *Schedule:

      #(1)  OEM returns the signed Appendix to Adobe     ASAP
            and Adobe executes this Appendix.

      #(2)  OEM pays Adobe the Software License Fee      Simultaneous with #(l)
            described in Section H of this Appendix
            and the Advance Against Royalties
            described in Section [__] ("Advance
            Against Royalties") of this Appendix.

      #(3)  OEM accepts the Adobe-supplied               Simultaneous with #(1)
            Configurable PostScript Interpreter
            Functional Specification as the
            functional description of the Adobe
            Software.

      #(4)  Adobe provides Adobe Software and other      #(3) + 3 weeks
            Adobe Deliverables to OEM. (Note: No
            Adobe Deliverables will be supplied to
            OEM prior to completion of #(1), (2) and
            (3) above.)

      #(5)  OEM and Adobe cooperatively conduct          #(4) + 1 week
            product design review to (i) identify
            features or functionality reasonably
            expected by End Users of products
            incorporating Adobe PostScript
            technology; (ii) eliminate or modify
            product features anticipated to cause
            difficulty in implementation, product
            certification or normal use by an End
            User; (iii) agree upon a License
            Management Mechanism; and (iv) agree upon a color calibration methodology for each Designated Output Device.

      #(6)  OEM provides to Adobe completed Software     #(5) + 3 weeks
            RIP Development Checklist (attached as
            Schedule 1 hereto) and a copy of draft
            PPD File in electronic form and the draft
            PostScript Language Addendum for review
            by Adobe.


12/05/96ljm        Amiable Technologies Inc. - CPSI OEM AGREEMENT             44

      #(7)  Adobe provides OEM with the most           #(6) + 2 weeks
            current version of the PostScript
            Product Certification Test Suite and
            with a test plan indicating which files
            of the PostScript Product Certification
            Test Suite need to be run and which
            require hardcopy print out.

      #(8)  OEM notifies Adobe when it begins its      No earlier than #(9)
            testing cycle with the PostScript
            Product Certification Test Suite.

      #(9)  OEM provides Adobe with at least thirty    30 days prior to delivery
            (30) days advance written notice of the    of OEM test results to
            anticipated delivery date of OEM test      Adobe
            results to Adobe for review.

      #(10) OEM runs designated files from the         At OEM's discretion,
            PostScript Product Certification Test      but consistent with
            Suite in accordance with the               the delivery date
            Adobe-supplied test plan and provides      identified in #(9)
            OEM test results, the log files, the
            final version of the PPD Files and the
            final version of the PostScript
            Language Addendum to Adobe.

      #(11) Adobe performs certification. (Note: No    In accordance with
            additional Adobe testing will be           Paragraph 3.8.2 ("Adobe
            conducted unless Adobe requires further    Certification") of the
            testing. Reference Paragraph 3.8.2         Agreement
            ("Adobe Certification") of the
            Agreement for payments due to Adobe for
            initial independent and subsequent
            retesting by Adobe.)

      #(12) Adobe provides OEM with written            In accordance with
            certification of Licensed System prior     Paragraph 3.8.2 ("Adobe
            to first commercial shipment.              Certification") of the
                                                       Agreement

            *For the purposes of determining milestone dates, Adobe is closed between December 15 and January 2 and milestone calculations must exclude these days.

            In the event that OEM-Loaned Equipment is required to be provided to Adobe hereunder and fails and becomes unusable for the testing of the CPSI Application Object, Adobe will notify OEM by telephone and by FAX within one (1) business day of that failure. OEM will use its best efforts to restore the OEM-Loaned Equipment to operational condition. If the OEM-Loaned


12/05/96ljm          Amiable Technologies Inc. - CPSI OEM AGREEMENT           45

      Equipment becomes unusable for testing of the CPSI Application prior to completion of independent Adobe testing, Adobe will not be able to perform quality assurance testing in a timely manner during this period and the schedule will be deemed to have been extended by the number of days the OEM-Loaned Equipment was unavailable to Adobe for testing.

G.    OEM-Loaned Equipment:

      Terms and conditions related to the obligations of the parties concerning OEM-Loaned Equipment are set forth in Paragraph 3.4 ("OEM-Loaned Equipment and Related Materials") of the Agreement.

H.    Software License Fee:

      OEM shall pay Adobe a Software License Fee [information redacted]## upon execution of this Appendix.

I.    Applicable Royalties:

J.    Roman Initial Installation Coded Font Programs:

      Media: _________________________ (as distributed by OEM).

      Adobe will provide the graphic characters specified in ISO 8859-1: 1987, Latin alphabet No. 1 and symbol characters, as applicable, for the following Roman Initial Installation Coded Font Programs as listed in Exhibit C ("Coded Font Programs") to the Agreement:

      Identifying Trademark            Typeface              Trademark Owner
      ---------------------            --------              ---------------

K.    Roman Additional Coded Font Programs:

      Media: _________________________ (as distributed by OEM).

      Adobe will provide the graphic characters specified in ISO 8859-1: 1987, Latin alphabet No. 1 and symbol characters, as applicable, for the following Roman Additional Coded Font Programs:

      Identifying Trademark            Typeface              Trademark Owner
      ---------------------            --------              ---------------

L.    Coded Font Programs for Japanese Typefaces:

      Adobe will provide the Adobe Standard Japanese Character set, which includes JIS, Shift-JIS, and EUC encodings of the JIS X 0208-1983 Level 1 and


-------------------
## The information contained in this portion of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


12/05/96ljm          Amiable Technologies Inc. - CPSI OEM AGREEMENT           46

      Level 2 characters, plus other characters and encodings as defined in Adobe's Kanji Glyph Collections and Glyph Sets Technical Note #5031 dated November 12, 1990, for the Kanji Coded Font Programs listed below. Generic characters listed therein are not typeface specific.

      Identifying Trademark                           Trademark Owner
      ---------------------                           ---------------

      Such Coded Font Programs for Japanese Typefaces will be distributed to End Users on media which are agreed to by both OEM and Adobe and will be encrypted and copy-protected by OEM against unauthorized duplication in a manner to be specified by Adobe. Special character set encodings are not provided.

M.    Protection Mechanisms:

      (1) Adobe and OEM shall mutually agree on a License Management Mechanism which OEM shall utilize as a copy protection device in each Licensed System distributed under this Appendix and as a way of ensuring that use of the CPSI Application and Coded Font Programs is limited to Licensed Uses.

      (2) OEM shall implement the os_serialnumber () library procedure to guarantee that it returns a unique 32 bit identifier for each Licensed System.

      (3) Adobe and OEM shall mutually agree upon a secure production method for the Japanese font copy-protected keys.

      (4) All Coded Font Programs for Japanese Typefaces bundled with each Licensed System shall be keyed to such Licensed System's unique 32 bit identifier.

N.    Designated Representatives:

      (1) Technically qualified OEM representative to respond to information requested by Adobe:

      __________________________________________________________________________

      (2) Technically qualified Adobe representative to respond to information requested by OEM:

      __________________________________________________________________________


12/05/96ljm          Amiable Technologies Inc. - CPSI OEM AGREEMENT           47

      (3)   OEM's designated representative for Continuing Support services:

      __________________________________________________________________________

      (4)   Adobe Contract Representative:

      __________________________________________________________________________

      (5)   OEM Contract Representative:

      __________________________________________________________________________

      IN WITNESS WHEREOF, OEM and Adobe have caused this Appendix to be executed by their duly authorized officers.

ADOBE:                                     OEM:

ADOBE SYSTEMS INCORPORATED                 ____________________________________

By: SAMPLE FORMAT / NOT FOR SIGNATURE      By: SAMPLE FORMAT / NOT FOR SIGNATURE

Print                                      Print
Name:________________________________      Name:_______________________________

Title:_______________________________      Title:______________________________

Date:________________________________      Date:_______________________________


12/05/96ljm          Amiable Technologies Inc. - CPSI OEM AGREEMENT           48

                                   SCHEDULE 1

                       Software RIP Development Checklist


12/05/96ljm           Amiable Technologies Inc. - CPSI OEM AGREEMENT          49

Adobe Systems Incorporated                                          CPSI Product
                                                           Development Checklist
                                                                        05/08/95
================================================================================

OEM: Amiable Technologies, Inc.                 Product/RIP name: Photo PRINT

================================================================================

Purpose:

This checklist is designed to assist OEMs in identifying areas of common errors and omissions during product development. Completing this carefully will also help ensure that a product will pass through the Adobe PostScript Product Certification process smoothly.

================================================================================

Instructions:

o Check each box after the topic has been reviewed and the corresponding development verified.

o To the extent possible, questions require only a "Yes" or "No" answer. When a specific answer is expected for certification, it is underlined. Otherwise, either choice is valid. For example:

      "Does the serialnumber operator return a unique 32-bit
       identifier?            |_| Yes  |_| No"

o     Complete this checklist carefully.

      Discuss with your OEM Support Engineer any items which are unclear. Do not mark any topic as "not applicable" without consulting your support engineer.

o If the desired product design does not include the capability of producing multiple pages of output from a given job or somehow restricts the PostScript language programs acceptable to the product (e.g. accepts only EPS files), the design must be discussed in detail with your OEM Support Engineer before submitting this checklist.

o If there are any testing concerns regarding a particular output device, such as availability or other restrictions (e.g., expensive media), please attach a detailed description of these concerns for each output device to this checklist.

o If there are any scheduling concerns regarding the priority of certifying output devices or priority in certifying a particular product configuration (e.g., certifying a Roman version of the RIP before a Japanese version), please attach a detailed description of these concerns to this checklist.

o To begin the certification process, send to your assigned Adobe Project Manager the completed checklist along with all other required documentation (see the Deliverables section, page 12). Adobe QA will use this information to develop a product certification test plan. Incomplete paperwork will be returned to you for proper completion before the certification process can begin.

Note: "User" refers to someone using a publishing application to generate a PostScript language program which is delivered to the RIP and "Operator" refers to someone who manages the operation of the RIP.

================================================================================
Checklist completion sign-off:

The completion of the checklist must be acknowledged by the responsible individuals identified below:

o     OEM engineering manager:     /s/ Yu-Chung Chu        Date:    1-31-97
                                   --------------------        -----------------

o     OEM QA manager:              /s/ Chung Yuan          Date:    1-31-97
                                   --------------------        -----------------

Have you reviewed this checklist with your Adobe OEM Support Engineer?
                                                                  |_| Yes |X| No


================================================================================
Adobe Systems Incorporated, 1585 Charleston Road,
P.O. Box 7900, Mountain View, CA 94039-7900                                    1

================================================================================
General product information:

Has this RIP been previously certified by Adobe QA?               |_| Yes |X| No
If "Yes:"

  What was the completion date for certification?                 ______________
  What was the version of the Adobe Certification Test Suites
  used?                                                           ______________
  What was the CPSI version and revision?                         ______________
  Does the upgrade include changes to the setpagedevice code? |_| Yes |_| No Does the upgrade include changes to the engine driver code? |_| Yes |_| No Does the upgrade include any added or removed product
  features?                                                       |_| Yes |_| No
  Does the upgrade include OEM specific bug fixes?                |_| Yes |_| No
  Does the product support additional marking engines not
  included in the previous certification?                         |_| Yes |_| No

  If any of the above questions were answered "Yes," please detail the changes in a separate document and attach to this checklist.

  Is this an upgrade to the version and/or revision of the
  CPSI library?                                                   |_| Yes |_| No
  If "Yes:"
    What is the CPSI version and revision?                        ______________
    If this is the only change to the product, please fill
    out the next section, "Output device." The rest of the
    checklist, with the exception of the PPD section on page
    12, can be skipped.
  Is the product a Photoshop Plug-in?                             |_| Yes |X| No
  If "Yes:"
    Does the plug-in have the feature of previewing a
    specific page from a multiple-page test file?                 |_| Yes |_| No
    The plug-in product must be supplied to Adobe QA and have
    the ability to support multiple pages.
  Does the product generate output to a file in a specific
  File Format?                                                    |X| Yes |_| No
  If "Yes:"
    What is the generated file format? Photo PRINT Format
    Is there a utility/application that can preview the test
    file?                                                         |X| Yes |_| No
    If "Yes:"
      Does the utility/application have the feature of
      previewing a specific page from a multiple-page test
      file?                                                       |X| Yes |_|No
      The preview utility must be supplied to Adobe QA and have the ability to support multiple pages.


================================================================================
Adobe Systems Incorporated, 1585 Charleston Road,
P.O. Box 7900, Mountain View, CA 94039-7900                                    2

================================================================================
Output device:

Does this product generate output directly on at least one
specific output device?                                           |_| Yes |X| No
If "Yes:"
  How many distinct output devices are supported?___________
  Complete a copy of the rest of this section for a representative device from each class of output devices. A separate file, outdev.pdf, has been provided along with checklist.pdf. This file contains only the "Output device" and "PostScript Printer Description (PPD) file(s)" sections.

  Consult with your OEM Support Engineer for help in selecting the representative devices.

If "No," explain CPST generates a true color Bitmap
  What output device will be used for hard copy test output?____________________

Device model(s)/name(s):________________________________________________________

Have you attached the output from the SPR procedure for the RIP configured
for this device?                                                  |_| Yes |_| No
(Execute "/SPR /ProcSet findresource /SPR get exec" to send the information to the back-channel.)

Device marking technology:

  |_| Xerography (write black)
  |_| Dye sublimation
  |_| Photographic (imagesetter)
  |_| Other:____________________________________________________________________
  |_| Xerography (write white)
  |_| Thermal
  |_| Photographic (slides, microfilm)
  |_| Ink jet
  |_| Electrostatic
  |_| Engraving

Halftoning (screening) technology:
  |_| Rational Tangent Screens (language default)
  |_| Adobe Brilliant Screens
  |_| Other:____________________________________________________________________
  |_| Adobe Accurate Screens
  |_| Custom threshold arrays:    |_| Type 3 |_| Type 6

Raster image attributes:
  Colorants:        |_| Black   |X| RGB   |_| CMY   |_| CMYK  |_| Other:________
  Bits per color:    Halftone:  |_| 1     |_| 2     |_| 4  Contone: |X| 8 |_| 10
  Type of device:               |_| Frame |_| Band
  Pixel color components:       |X| Interleaved in pixel  |_| Separated planes
                                |_| Other:______________
  Pixel order in memory:        |_| Big endian          |X| Little endian
                                |_| Other:______________
  Resolution(s):                |_| Fixed  |X| Continuous range
                                Min.:  1 x 1 dpi Max.: 3000 x 3000 dpi
                                List all other fixed resolutions:_______________
  Exclusive combinations:       |X| None   |_| List: ___________________________

Media
  Page size choices             |X| Fixed sizes  |_| Any size (variable)
  If Any size (variable):       Maximum size:    Width: _______   Height:_______
                                Minimum size:    Width: _______   Height:_______
                                Please list size in PostScript default user
                                space units.
  Default page size             |X| Letter    |_| Other: _______________________


================================================================================
Adobe Systems Incorporated, 1585 Charleston Road,
P.O. Box 7900, Mountain View, CA 94039-7900                                   3

Supported compatibility ops: |_| None |X| List [name & PS dimension]:___________

letter
________________________________________________________________________________

________________________________________________________________________________

Other supported page sizes not included under
compatibility ops:           |_| None |X| List by name:

Letter
________________________________________________________________________________

________________________________________________________________________________

Types:                   |_| Paper  |_| Glossy    |_|Transparency |X| Other: n/a
Source(s):               |_| Trays (number:___)   |_| Manual feed
                         |_| Roll                 |X| Other: n/a
Default media input: n/a |_| Short-edge feed      |_| Long-edge feed
Page imaging:            |X| Once started, cannot |_| Can be stopped and
                             be stopped               restarted
Speed                    Monochrome:___________ per minute. Color: 1 per minute.

Is the graphics state changed when a particular media type is
chosen?                                                           |_| Yes |X| No
If "Yes," please identify media/graphics state combinations:____________________

________________________________________________________________________________

Is the resolution changed when a particular media size is chosen? |_| Yes |X| No If "Yes," please identify media/resolution combinations:________________________

________________________________________________________________________________

Is the raster image modified in any way after it has been generated by the
PostScript interpreter?                                           |X| Yes |_| No
If "Yes," what modifications are made?
  Black generation, undercolor removal? |_| No |X| Yes:________________________ Other color conversion/adjustment? |_| No |X| Yes:________________________
  Halftoning?                            |_| No |X| Yes:________________________
  Compression or other encoding?         |X| No |_| Yes:________________________
  Other?                                 |X| No |_| Yes:________________________

================================================================================

Minimum acceptable hardware platform for product:

  Processor:           |_| Manufacturer:_______________ |_| Model: 486+
                       |_| Clock:______________ MHz

  Bit/byte order:      |_| Big endian           |_| Little endian
                       |_| Other:_______________
  Floating point:      |_| Hardware standard    |_| Hardware optional
                       |_| Software only
  Minimum memory:   16 Mb                Minimum disk:      20 Mb
  ASICs/PixelBurst:    |_| Adobe:_________________________ |_| Other:__________
  Peripherals:         |_| 3.5" floppy          |_| 1/4" tape      |_| DAT tape
                       |X| Other: CD-ROM
  Packaging:           |_| Full workstation     |_| Software only
                       |_| Embedded controller  |_|  Other:________________

================================================================================
Software platform:

  Operating system:  Win 95 or NT        Version/Vendor:________________________

  Filesystem:        _____________________________________  NFS:  |_| Yes |_| No

  Compiler:          _______________ Version: ____________  ANSI: |_| Yes |_| No

   Interpreter version:    2017      Revision:     108
   os_procedures you implement: |_| os_buildtime   |_| Other: os_serialnumber(),


================================================================================
Adobe Systems Incorporated, 1585 Charleston Road,
P.O. Box 7900, Mountain View, CA 94039-7900                                    4

================================================================================
General RIP operation:

  Does the end user explicitly launch the RIP application
  to process a job?                                               |_| Yes |X| No
  Is the RIP application launched automatically by the system?    |_| Yes |X| No
  Is the PostScript interpreter killed after each job?            |X| Yes |_| No
  If "Yes," special arrangements must be made with your Adobe
  Project Manager for product certification. Adobe strongly recommends against this for performance reasons. Most
  PostScript products leave the interpreter running to process a series of jobs.

  Can the RIP accept all files containing color information?      |X| Yes |_| No
  If "No," explain how the RIP deals with files containing
  color information:
     _______________________________________________

================================================================================
Test tools and back-channel log:

  Can an end user deliver programs (via scripts) to the
  product with PSTool?                                            |_| Yes |X| No
  If "No," what tool will be used for this purpose? Open File dialog box
    Please contact your Adobe Project Manager immediately if PSTool cannot be used. Certification test scripts require a tool with functionality similar to PSTool.

  The product must provide a mechanism for recording the output from the CPSIOutput and CPSIError call-back procedures so that results of tests that do not need to consume output media can be reviewed. PSTool can log the back-channel if it is connected directly to the interpreter.

  Can the message output from the interpreter be captured on
  disk?                                                           |X| Yes |_| No
  If output is written to a log file, are all subsequent
  messages concatenated?                                          |X| Yes |_| No

  Where is the message output from the interpreter saved? A working directory

================================================================================
Font support:

  FontType 42 support:  |X| Yes |_| No
  Roman: |X| Number: 13                    |_| Helvetica Narrow
                                           |_| Helvetica Condensed
  Japanese: |_|2 |_|5 |_|7 |_|12 |_|15     |_|Heisei Min/Go
            |_| Other:_________________________         |_| None
  If Japanese fonts are supported: Font technology |_| OCF |_| CID

================================================================================
Document processing:

  Are PostScript jobs stored by a spooler before being
  interpreted?                                                    |_| Yes |X| No
  Can jobs be forced to execute in the order in which they are
  received?                                                       |X| Yes |_| No
  Can the operator examine jobs which have failed?                |X| Yes |_| No
  Does the product accept jobs containing multiple pages?         |X| Yes |_| No
  If "No," please notify your Adobe Project Manager
  immediately to avoid potentially long delays in certifying the product due to the need for special test file
  preparation.
    Does the product restrict single-page jobs to conforming
    EPS files?                                                    |_| Yes |X| No
    If "Yes," does the product conform to the latest EPS
    specification for binary preview information?                 |X| Yes |_| No


================================================================================
Adobe Systems Incorporated, 1585 Charleston Road,
P.O. Box 7900, Mountain View, CA 94039-7900                                    5

    Are there any restrictions on single-page files beyond EPS
    conformance?                                                  |_| Yes |X| No
    If "Yes," please explain:_________________________________

  Does the product provide a page imposition capability?          |X| Yes |_| No

  Is the PostScript processed before it is delivered to the
  interpreter?                                                    |X| Yes |_| No
  If Yes:
  Are document structuring convention comments extracted and
  processed?                                                      |X| Yes |_| No
    Are DSC comments parsed in files without "%!PS-Adobe-x.y"?    |_| Yes |X| No
    Are DSC comments left in the job if not acted upon
    directly?                                                     |X| Yes |_| No
      There are some applications which do not properly
      conform to the DSC specification by assuming the
      presence of comments and consuming them from the data
      stream!
    Is the order of pages ever modified?                          |_| Yes |X| No
    Are low resolution images replaced by high resolution
    image data?                                                   |_| Yes |X| No
    Is the image replacement guided by the OPI comment
    convention?                                                   |_| Yes |X| No
    Any other processing of the job? No

================================================================================
PostScript program source for interpreter:

  Are PostScript programs read by the RIP directly from a disk
  file?                                                           |X| Yes |_| No
  Are PostScript programs read by the RIP directly from a
  network connection?                                             |_| Yes |X| No
  Are PostScript programs read from shared memory?                |_| Yes |X| No

================================================================================
Raster image marking:

  Is the raster image transferred directly from memory to the
  device?                                                         |X| Yes |_| No
  Is the raster image written to a disk file before being sent
  to the device?                                                  |X| Yes |_| No

================================================================================
Job workflow:

  Please summarize the overall job workflow from the user's application which generates PostScript programs to final media, even though some related questions may have been answered above. Attach a diagram if necessary. For example: "The print command in application sends the job to the spooler. The spooler connects to the RIP and sends the job to it. The RIP generates a raster image file on disk then a background process transfers the raster image to the imagesetter."

      The user can import postscript files into their drawings. The application launches CPSI to generate a low resolution thumbnail image. This is what the user will see on his/her screen. The user can position, resize, and mask this object. When the user goes to RIP, CPSI is run again to generate a high resolution image (based on the resolution of the output device). This larger image is generated in bands. Multiple postscript files are permitted in the drawing, which will cause CPSI to be launched once for each postscript object during RIP.

  What client(s) will be used for the purposes of certification?________________


================================================================================
Adobe Systems Incorporated, 1585 Charleston Road,
P.O. Box 7900, Mountain View, CA 94039-7900                                    6

================================================================================
User interface:

  Does the product have a user interface with which an
  operator can interact?                                          |X| Yes |_| No
  If Yes:

  Does the user interface report the current status of the
  RIP?                                                            |X| Yes |_| No

  Does the user interface report the progress of the current
  job?                                                            |X| Yes |_| No

  Can the operator shut down the RIP from the user interface?     |X| Yes |_| No

================================================================================
Communication facilities:

  Can the product receive jobs via AppleTalk?                     |_| Yes |X| No
  If "Yes:"
  Is the end of the job indicated exclusively be the
  end-of-file packet flag?                                        |_| Yes |_| No
      Under no circumstances may the product depend on the DSC
      comment "%%EOF" to indicate the end of a job.
    Does the product correctly process one-packet jobs?           |_| Yes |_| No
      To test this, send jobs with a single command or
      character.
  Can the product receive jobs via a serial connection?           |_| Yes |X| No
  Can the product receive jobs via a parallel/centronics
  connection?                                                     |_| Yes |X| No
  Can the product receive jobs via the Unix "lpr" command?        |_| Yes |X| No
  List other communication paths via which the interpreter can accept jobs:________________________________________________
  Can the user interrupt jobs which the interpreter has begun
  to execute?                                                     |X| Yes |_| No
  Is the interpreter killed if a job is interrupted?              |X| Yes |_| No

================================================================================
setpagedevice features:

  Have you chosen which setpagedevice keys from the Addendum
  to support?                                                     |X| Yes |_| No
  If a mandatory setpagedevice key is used, is the feature set
  as requested?                                                   |X| Yes |_| No
  If an optional setpagedevice key is used, is the feature set
  as requested?                                                   |X| Yes |_| No
  Have you received from Adobe assigned types for each
  "Details" dictionary?                                           |X| Yes |_| No
    If the product uses setpagedevice "Details" dictionaries,
    such as DeviceRenderingInfo, FaxOptions, FoldDetails, etc., an explicit /Type must be assigned and the keys approved by
    Adobe.
  Does your product code perform media matching instead of
  CPSI?                                                           |X| Yes |_| No
  Is /InputAttributes null? (If so, why?)______________________ |_| Yes |X| No Is the raster image discarded when "/OutputPage false" is
  specified?                                                      |X| Yes |_| No
  For roll-fed devices, are /Orientation and /PageOffset fully
  implemented?                                                    |_| Yes |X| No
    Note that setpageparams, pageparams, and setpage Level 1
    compatibility operators must be undefined unless both
    /Orientation and /PageOffset keys are implemented.
  Have you selected the setpagedevice policy for each
  supported key?                                                  |X| Yes |_| No
  Have you selected an /Install procedure?                        |X| Yes |_| No
  Have you installed /BeginPage and/or /EndPage procedures?       |X| Yes |_| No
  Are multiple copies produced as specified by #copies and
  /NumCopies?                                                     |_| Yes |X| No
  If "No," please explain:____________________________________

            A PostScript job always follows the settings of the including Photo PRINT job


================================================================================
Adobe Systems Incorporated, 1585 Charleston Road,
P.O. Box 7900, Mountain View, CA 94039-7900                                    7

  Does the copypage operator work as defined by the PLRM (Red
  Book)? |X| Yes |_| No If "No," please explain:___________________________________
  Have you chosen to support /ManualFeed?                         |X| Yes |_| No
  Are undefined pixels at the end of the scan line
  ignored/masked?                                                 |X| Yes |_| No
    When the requested raster image width is not a multiple of 32 bits then (a) round it up, (b) ensure that only the exact number of pixels is delivered to the output device, or (c) clear out the buffer beyond the end of the raster image width up to the 32-bit boundary. Otherwise there will be a strip of uninitialized data along the right edge of the raster image.

================================================================================
CPSI data structures:

  Is each field of the CPSIParameters data structure
  initialized explicitly?                                         |X| Yes |_| No
  Is each field of the CPSIConfiguration data structure
  initialized explicitly?                                         |X| Yes |_| No
  Have you had your Adobe OEM Support Engineer examine these
  structures?                                                     |_| Yes |X| No

================================================================================
Device parameters:

  Does each implemented parameter set match its Addendum
  description?                                                    |X| Yes |_| No

  Can each implemented parameter be read and written as
  specified?                                                      |X| Yes |_| No

================================================================================
Tuning:

  Output quality:

    Have you selected a DefaultHalftone for each halftoning
    device?                                                       |X| Yes |_| No
    Have you selected transfer functions for each colorant to
    linearize output?                                             |X| Yes |_| No
      (settransfer, setcolortransfer)
    Have you selected a black generation function?                |X| Yes |_| No
      The function can be included in the ColorRendering
      dictionary as a currentblackgeneration procedure which
      will be executed by the default setpagedevice/Install
      procedure (see imagesettercrd.ps for an example).
    Have you selected an under-color removal function?            |X| Yes |_| No
    Have you acquired a device-specific DefaultColorRendering?    |_| Yes |X| No
    Does the product support any other CRDs?                      |X| Yes |_| No
    If "Yes," list each CRD and when the CRD is invoked:
    Default, Monochrome, Apple Monitor

  Performance:

    Have you selected an optimal band height (for band devices
    only)?                                                        |X| Yes |_| No
      The band height may be changed as needed for different
      page size/resolution combinations.
    Have you selected optimal values for MaxSourceList and
    MaxDisplayList?                                               |X| Yes |_| No
    Have you selected an optimal value for MaxFontCache for
    Roman fonts?                                                  |_| Yes |X| No
    Have you selected an optimal value for MaxFontCache for
    Japanese fonts?                                               |_| Yes |X| No
    Have you selected optimal values for MaxFormCache,
    MaxPatternCache?                                              |_| Yes |X| No
    Are you satisfied with the performance of your product?       |_| Yes |X| No


================================================================================
Adobe Systems Incorporated, 1585 Charleston Road,
P.O. Box 7900, Mountain View, CA 94039-7900                                    8

================================================================================
Startup job:

  After completing "Tuning," check that the startup job does the following for each output device:

  Selects the GenericResourceDir and FontResourceDir system
  parameters?                                                     |_| Yes |X| No
  Establishes the DefaultHalftone for the output device?          |X| Yes |_| No
  Establishes the DefaultColorRendering for the output device?    |X| Yes |_| No
  undef's the unsupported media size operators?                   |X| Yes |_| No
  undef's the unsupported media tray operators?                   |X| Yes |_| No
  undef's the unsupported compatibility (statusdict) operators?   |X| Yes |_| No
  undef's unwanted definitions from userdict?                     |X| Yes |_| No
  Defines the /Printer/OutputDevice resource?                     |X| Yes |_| No
    The resource definition must accurately reflect the ranges of values or discrete values for the /PageSize and
    /HWResolution keys in order for the QA test suites to
    execute correctly.
  Defines the procedures to ignore CTRL-D and CTRL-Z
  characters?                                                     |X| Yes |_| No
  Defines a /SubstituteFont procedure in $error?                  |X| Yes |_| No
  Can access the substitute font?                                 |X| Yes |_| No
  Executes Sys/Start or the /initialize procedure from the
  Kanji ProcSet?                                                  |_| Yes |X| No
  Pre-loads the most commonly used set of fonts?                  |_| Yes |X| No
    Fonts which are not pre-loaded are re-loaded on demand by
    findfont for each job and possibly for each page if the
    job does not pre-load its fonts. The rasterized characters will remain in the font cache.
  Prints a start page, if required, based on the DoStartPage
  system parameter?                                               |_| Yes |X| No
  Sets minimum system parameter values to override persistant
  values?                                                         |_| Yes |X| No
  Defines or checks the accessibility of product-specific
  ProcSet(s)?                                                     |_| Yes |X| No
  No longer contains the debugging definitions of showpage and
  findfont?                                                       |X| Yes |_| No
  No longer contains the "REMINDER" procedure?                    |X| Yes |_| No
  Prints desired messages (%%[Startup
  job]%%,%% [HWOption: ...]%%)?                                   |X| Yes |_| No

  Are any standard operator/procedure definitions over-ridden
  in the product?                                                 |_| Yes |X| No
  If "Yes," please provide both a rationale and a description of the re-definitions so that the impact on product certification can be assessed.

================================================================================
License management:

  Use of the CPSI Application must be restricted to those instances for which the corresponding licenses have been obtained.

  Does the License Management Mechanism match executions to
  licenses?                                                       |X| Yes |_| No
  Does the serialnumber operator return a unique 32-bit
  identifier?                                                     |X| Yes |_| No
    Products which will support Japanese fonts must implement
    the os_serialnumber() runtime procedure so that the
    serialnumber PostScript operator delivers a unique serial
    number for each instance of the product.
  Have you checked that the application cannot be executed
  without a license?                                              |X| Yes |_| No

  Please summarize the method used:____________________________
  _____________________________________________________________

  Can a user obtain a replacement license if the mechanism
  fails?                                                          |X| Yes |_| No


================================================================================
Adobe Systems Incorporated, 1585 Charleston Road,
P.O. Box 7900, Mountain View, CA 94039-7900                                    9

================================================================================
Resource installation and management:

  The product and its documentation must support the installation of additional resources.
  Is the PostScript file system emulation enabled?                |X| Yes |_| No
  Are the tools provided for a user to obtain and install
  Roman fonts?                                                    |_| Yes |X| No
  Are the tools provided for a user to obtain and install
  Japanese fonts?                                                 |_| Yes |X| No
  Are the tools provided for a user to obtain and install
  Forms, Patterns, etc.?                                          |_| Yes |X| No

================================================================================
Functionality check:

  Check the following items prior to submitting the product for certification.

  o  Media selection.
     |X| Check that each supported tray can be selected.
     |X| Check that each supported media size can be selected.
     |X| Check that each supported media type can be selected.
     |X| Check that each supported media weight can be selected

  o  Error handling.
     |_| Induce media jams on entry and ensure product continues.
     |_| Induce media jams on exit and ensure product continues.
     |X| Cancel jobs at each stage of processing (initializing, processing, printing).

  |X| Enumerate resources accessible in each category at installation time.
  |X| Check that new resources can be created from the interpreter and that they will persist across jobs.

  |_| Check that /NumCopies key properly produces the specified number of page copies. n/a
  |_| Check that /#copies userdict variable properly produces the specified number of page copies. n/a
  |X| Check that copypage operator work as defined by the PLRM (Red Book)?

  |_| For CMY/CMYK devices check that RGB colors are rendered appropriately. |_| Check that the product continues to work correctly when a new job begins to arrive before the previous one completes its output.

  o The PostScript Engineering Tests listed below are provided as part of the CPSI SDK. These tests are designed to help in development of the product and should be run successfully before attempting product certification. The Seybold Benchmarks and Seybold Color Screening Tests are general tests that may be purchased from Seybold at 1-800-565-2480. Do not send the output from these test files to Adobe. The output is for your information only.

 -------------------------------------------------------------------------------
 Engineering Tests                       Seybold
 -------------------------------------------------------------------------------
 |X|  edts001.ps    |X|   edts008.ps     Benchmarks:
 |X|  edts002.ps    |X|   edts009.ps     |_| ColorBrochure
 |X|  edts003.ps    |_|   edts010.ps     |_| DKRealBook (24 pg.)
 |X|  edts004.ps    |_|   edts011.ps     |_| LTFrontPage
 |X|  edts005.ps    |_|   edts012.ps     |_| MTClassPage
 |X|  edts006.ps    |_|   edts013.ps     |_| Musicians (4 seps)
 |X|  edts007.ps    |X|   edts014.ps     |_| ReportWithPix (3 pg.)
                                         |_| Trout (4 seps)
                                         |_| Ultibook (13 pg.)

                                         Color Screening Tests:
                                         |_| 133 Page |_| 150 Page |_| 175 Page
 -------------------------------------------------------------------------------

  |_| Repeat these tests for each supported resolution using one communication path.

  |_| Repeat these tests for each supported communication path at lowest resolution.


================================================================================
Adobe Systems Incorporated, 1585 Charleston Road,
P.O. Box 7900, Mountain View, CA 94039-7900                                   10

================================================================================
Documentation:

  PostScript Language Reference Manual Addendum:

    Have you clearly marked the editorial changes in the
    Addendum template?                                            |X| Yes |_| No
    Do you have a plan for making the Addendum available to
    developers?                                                   |X| Yes |_| No
      Document formatting/style need not match the addendum
      template.
    Will you publish information on any non-standard
    PostScript commands?                                          |_| Yes |X| No
      Adobe recommends that you make such information available to third-parties who may wish to support your product's compatibility operators, or additional
      PostScript commands and ProcSets that you may have created for your product.

================================================================================
PostScript Printer Description (PPD) file(s):

  PPD(s):
    Is a PPD file applicable to this product?                     |_| Yes |X| No
    If "Yes," is the PPD file final for each output device?       |_| Yes |_| No
    If "No," when is the expected completion date: ____________
    If Japanese fonts are supported, will there be two
    separate PPD files for each output device (e.g., one PPD
    for Roman only and a second for both Roman and Kanji
    combined)?                                                    |_| Yes |_| No
                                                                     |_| n/a
    How many PPD files will be delivered with this
    product? _______________________
    Is each PPD entry consistent with the startup job and CPSI
    Configuration?                                                |_| Yes |_| No

The following items are required for each PPD supplied:

  |_|  First line is "PPD-Adobe-x.y"
       "x.y" is the latest PPD specification version
  |_|  *ModelName unique across all PPDs.
  |_|  *NickName unique across all PPDs.
  |_|  *NickName, *ShortNickName less than 32 characters
  |_|  All necessary UIConstraints reversed?

  Main required keywords:

  |_| *Product
  |_| *FileVersion
  |_| *PCFileName
  |_| *ModelName
  |_| *FormatVersion
  |_| *LanguageEncoding
  |_| *PSVersion
  |_| *NickName

  Media Handling keywords required for each page size:

  |_| *PageSize
  |_| *ImageableArea
  |_| *PageRegion
  |_| *PaperDimension

  The following items should be checked in each PPD supplied:

  |_| Translation strings for media same in all entries?
  |_| Paper dimensions in PPD same as in Addendum?
  |_| ImageableAreas within BBox?
  |_| Query code present for keywords?
  |_| Error and status messages included?
  |_| All PostScript code in PPD tested?
  |_| PPD tested with Macintosh PS Printer Driver?
  |_| PPD tested with Windows PS Printer Driver?


================================================================================
Adobe Systems Incorporated, 1585 Charleston Road,
P.O. Box 7900, Mountain View, CA 94039-7900                                   11

================================================================================
Deliverables:

The following items must be available in near final form and delivered to the Adobe Project Manager in order to begin the certification process:

|X|   Completed checklist. The checklist must be the latest version.

|X|   PostScript Language Reference Manual addendum. Draft form is acceptable.

|X|   SPR procedure output for each product configuration.

|X|   PPD(s) for each outPut device, if applicable.

|_|   User documentation, if available.

|_|   Any additional documentation requested throughout the checklist.

|_|   Start page, if supported.

================================================================================
Anticipated project completion schedule:

Please fill out ONLY the unshaded (white) areas. The remaining milestones will be discussed in conjunction with a product design review meeting or during a conference call with the assigned Adobe Project Manager.

If Japanese fonts are supported, will there be two certification cycles
(one cycle for Roman and a second cycle for Japanese)?            |_| Yes |_| No

If "Yes," supply the target dates for both cycles below.

--------------------------------------------------------------------------------
Milestones:                                   Target Date(s):   Actual Date(s):
--------------------------------------------------------------------------------

Product design review meeting:

--------------------------------------------------------------------------------

Receive test plan from Adobe:
Allow about 5-10 working days after
completed documents are received by Adobe.

--------------------------------------------------------------------------------

Deliver test plan results to Adobe for
certification:

--------------------------------------------------------------------------------

Target completion date for Adobe certification:
Allow about 5-21 working days after Adobe receives all output and logs as per test plan

--------------------------------------------------------------------------------

Review of test plan results completed by Adobe:

--------------------------------------------------------------------------------

Regression plan delivered to OEM:

--------------------------------------------------------------------------------

Deliver regression plan results to Adobe:

--------------------------------------------------------------------------------

Beta shipment approval:

--------------------------------------------------------------------------------

Adobe final certification:

--------------------------------------------------------------------------------

OEM's target rollout date for first customer shipment:

--------------------------------------------------------------------------------


================================================================================
Adobe Systems Incorporated, 1585 Charleston Road,
P.O. Box 7900, Mountain View, CA 94039-7900                                   12

                                    EXHIBIT G

                             Authorized Remarketers

Authorized Remarketers must be specified in this Exhibit G. Licensed Systems including Remarketer Product must be specified in this Exhibit G. All requests for changes to this Exhibit must be submitted to Adobe in writing and such changes shall apply only if subsequently approved by Adobe by the issuance of an updated Exhibit G.

                                                       Licensed Systems
Remarketer                            CPU        Designated Output Device/Model
----------                            ---        -------------------------------

[Information redacted]##              both       [Information redacted]##

[Information redacted]##              both       [Information redacted]##

[Informaton redacted]##               both       [Information redacted]##

[Information redacted]##              both       [Information redacted]##

[Information redacted]##              both       [Information redacted]##

Amiable worldwide dealer channel      both       PhotoPRINT

Amiable worldwide dealer channel      both       FlexiSIGN-PRO

Amiable worldwide dealer channel      both       PhotoCUT

Submitted by:                                    Approved by:

AMIABLE TECHNOLOGIES, INC.                       ADOBE SYSTEMS INC.


By: /s/ Chang Yuan                               By: /s/ Frederick A. Schwedner
    -------------------------------                 ----------------------------

Yuan Chang                                             FREDERICK A. SCHWEDNER
-----------------------------------              -------------------------------
Printed Name                                     Printed Name

                                                          Sr. Vice President
                                                          & General Manager
                                                            Printing and
Title: Vice President                            Title:    Systems Division
      -----------------------------                    -------------------------

Date:     1/30/97                                Date:   FEB 7 1997
      -----------------------------                    -------------------------

-------------------
## The information contained in this portion of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.